Exhibit 10.1

AIA® Document A102TM – 2017

Standard Form of Agreement Between Owner and Contractor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price

AGREEMENT made as of the 27th day of August in the year 2018
(In words, indicate day, month and year.)

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

The parties should complete A102™–2017, Exhibit A, Insurance and Bonds, contemporaneously with this Agreement. AIA Document A201™–2017, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

BETWEEN the Owner:
(Name, legal status, address and other information)

Bridgewater Bank
3800 American Blvd West, Suite 100
Bloomington, MN 55431

and the Contractor:
(Name, legal status, address and other information)

Reuter Walton Commercial, LLC, Limited Liability Company
1710 West Lake Street, Suite 200
Minneapolis, MN 55408
Telephone Number: 612‑823‑3486
Fax Number: 612‑823‑7059

for the following Project:
(Name, location and detailed description)

Bridgewater Bank Building
4400 Excelsior Blvd
St. Louis, MN 55416

The Architect:
(Name, legal status, address and other information)

DJR Architecture Inc
333 Washington Avenue N
Union Plaza, Suite 210
Minneapolis, MN 55401
Telephone Number: 612‑676‑2700
Fax Number: 612‑676‑2796

The Owner and Contractor agree as follows.

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TABLE OF ARTICLES

1	THE CONTRACT DOCUMENTS

2	THE WORK OF THIS CONTRACT

3	RELATIONSHIP OF THE PARTIES

4	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

5	CONTRACT SUM

6	CHANGES IN THE WORK

7	COSTS TO BE REIMBURSED

8	COSTS NOT TO BE REIMBURSED

9	DISCOUNTS, REBATES AND REFUNDS

10	SUBCONTRACTS AND OTHER AGREEMENTS

11	ACCOUNTING RECORDS

12	PAYMENTS

13	DISPUTE RESOLUTION

14	TERMINATION OR SUSPENSION

15	MISCELLANEOUS PROVISIONS

16	ENUMERATION OF CONTRACT DOCUMENTS

EXHIBIT A	INSURANCE AND BONDS

ARTICLE 1   THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary, and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations, or agreements, either written or oral. If anything in the other Contract Documents, other than a Modification, is inconsistent with this Agreement, this Agreement shall govern. An enumeration of the Contract Documents, other than a Modification, appears in Article 16.

ARTICLE 2   THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3   RELATIONSHIP OF THE PARTIES

The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4   DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 4.1 The date of commencement of the Work shall be:

(Check one of the following boxes.)

[  ]    The date of this Agreement.

[  ]    A date set forth in a notice to proceed issued by the Owner.

[  X  ]    Established as follows:

(Insert a date or a means to determine the date of commencement of the Work.)

Upon commencement of demolition

If a date of commencement of the Work is not selected, then the date of commencement shall be the date of this Agreement.

§ 4.2 The Contract Time shall be measured from the date of commencement of the Work.

§ 4.3 Substantial Completion

§ 4.3.1 Subject to adjustments of the Contract Time as provided in the Contract Documents, the Contractor shall achieve Substantial Completion of the entire Work:

(Check one of the following boxes and complete the necessary information.)

[  X ]    Not later than  Three Hundred Four  (304) calendar days from the date of commencement of the Work.

[  ]    By the following date:

§ 4.3.2 Subject to adjustments of the Contract Time as provided in the Contract Documents, if portions of the Work are to be completed prior to Substantial Completion of the entire Work, the Contractor shall achieve Substantial Completion of such portions by the following dates:

Portion of Work	Substantial Completion Date
Third Story	290 calendar days form the date of commencement (per Exhibit F)

Second Story	304 calendar days from the date of commencement (per Exhibit F)

First Story	304 calendar days from the date of commencement (per Exhibit F)

All Contractors Work*	304 calendar days from the date of commencement (per Exhibit F)

*The Contractor and Owner agree that Substantial Completion of all Work will not require 100% completion of curbs, sidewalks, pavement, landscaping/irrigation Work outside the building, provided that in any event all such Work must be completed by July 1, 2019. (Failure to complete all such exterior Work by July 1, 2019 shall disqualify Contractor for payment of an early completion bonus under section 5.1.6 of this Agreement.)

§ 4.3.2.1 Contractor acknowledges that the Owner is separately contracting for interior build-out of condominium units and, in order for the Owner to meet its obligations to unit purchases, the Owner must be able to have such interior build-out work commence on each story of the Project by the dates specified in Section 4.3.2 and prior to Substantial Completion of all the Contractor’s Work. Contractors shall cooperate with the Owner and the Owner’s separate contractor(s) to permit interior build-out work to commence and be performed prior to Substantial Completion of the Contractor’s Work, so as to avoid delays and disruption to both the Contractor’s Work and the work of the Owner’s separate contractor(s). Contractor will also

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communicate and collaborate with the Owner and the Owner’s separate contractor(s) to the extent needed to provide for the safety of all workers engaged on the Project.

§ 4.3.3 If the Contractor fails to achieve Substantial Completion as provided in this Section 4.3, liquidated damages, if any, shall be assessed as set forth in Section 5.1.6.

ARTICLE 5   CONTRACT SUM

§ 5.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.

§ 5.1.1 The Contractor’s Fee:

(State a lump sum, percentage of Cost of the Work, or other provision for determining the Contractor’s Fee.)

The Contractor’s fee shall be three point seven five percent (3.75%) of the Cost of Work, and such Fee shall earned ratably in proportion to the percentage of completion of the Work.

§ 5.1.2 The method of adjustment of the Contractor’s Fee for changes in the Work:

The Contractor’s Fee shall be adjusted on al additive and deductive Change Orders in an amount equal to three point seven five percent (3.75%) of the Cost of the Work.

§ 5.1.3 Limitations, if any, on a Subcontractor’s overhead and profit for increases in the cost of its portion of the Work:

Subcontractors’ total mark-up for overhead and profit shall not exceed 15%.

§ 5.1.4 Rental rates for Contractor-owned equipment shall not exceed  eighty  percent (  80%) of the standard rental rate paid at the place of the Project.

§ 5.1.5 Unit prices, if any:

(Identify the item and state the unit price and quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price Per Unit ($0.00)
NA

§ 5.1.6 Liquidated damages, if any:

(Insert terms and conditions for liquidated damages, if any.)

Contractor acknowledges time is of the essence under the Agreement and that delays in Substantial Completion of the Project beyond the date specified in Section 4.3.1 hereof, subject to adjustment as provided in this Agreement, would result in substantial damage to the Owner, including, without limitation, additional interest expense, loss of condominium unit sales and revenue arising therefrom, additional obligations and potentially defaults on obligations to lenders and/or investors, and loss of market position, among other costs and damages, which would be extremely difficult and impracticable to fix or ascertain under presently known and anticipated facts and circumstances. Accordingly, the parties hereby agree that if the Contractor fails to achieve Substantial Completions of the Work within the time specified in Section 4.3.1 and 4.3.2, subject to adjustment as provided herein, then the Owner’s remedy for such failure shall be to recover from Contractor the following sums as liquidated damages:

1.	For the first ten (10) calendar days the Substantial Completion is delayed, the Owner shall be entitled to assess liquidated damages equal to $1,000.00 for each calendar day.
2.

For the eleventh  (11th) through the nineteenth (19th) calendar day that Substantial Completion is delayed, the Owner shall be entitled to assess liquidated damages equal to $2,000.00 for each calendar day.

3.

For the twentieth  (20th) through the twenty-sixth  (26th) calendar day that Substantial Completion is delayed, the Owner shall be entitled to assess liquidated damages equal to $3,000.00 for each calendar day.

4.

From and after the twenty-seventh (27) calendar day that Substantial Completion is delayed, the Owner shall be entitled to assess liquidated damages equal to $4,000.00 for each calendar day until the date.

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Liquidated damages accruing to the Owner under this Agreement shall be payable upon demand by the Owner. If Contractor fails to timely pay the liquidated damages, then in addition to recovery of the liquidated damages the Contractor shall pay all costs of the Owner in enforcing this provision, including reasonable attorneys’ fees.

§ 5.1.7 Other:

(Insert provisions for bonus, cost savings or other incentives, if any, that might result in a change to the Contract Sum.)

NA

§ 5.2 Guaranteed Maximum Price

§ 5.2.1 The Contract Sum is guaranteed by the Contractor not to exceed  Twenty-Three Million, Fifty Thousand, Eighty-Three Dollars and 00/100 ($  23,050,083.00 ), subject to additions and deductions by Change Order as provided in the Contract Documents. This maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

§ 5.2.2 Alternates

§ 5.2.2.1 Alternates, if any, included in the Guaranteed Maximum Price:

Item	Price
NA

§ 5.2.2.2 Subject to the conditions noted below, the following alternates may be accepted by the Owner following execution of this Agreement. Upon acceptance, the Owner shall issue a Modification to this Agreement.

(Insert below each alternate and the conditions that must be met for the Owner to accept the alternate.)

Item	Price	Conditions for Acceptance
NA

§ 5.2.3 Allowances, if any, included in the Guaranteed Maximum Price:

(Identify each allowance.)

Item	Price
See Exhibit “C”

§ 5.2.4 Assumptions, if any, upon which the Guaranteed Maximum Price is based:

(Identify each assumption.)

See Exhibit “C”

§ 5.2.5 To the extent that the Contract Documents are anticipated to require further development, the Guaranteed Maximum Price includes the costs attributable to such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

§ 5.2.6 The Owner shall authorize preparation of revisions to the Contract Documents that incorporate the agreed-upon assumptions contained in Section 5.2.4. The Owner shall promptly furnish such revised Contract Documents to the Contractor. The Contractor shall notify the Owner and Architect of any inconsistencies between the agreed-upon assumptions contained in Section 5.2.4 and the revised Contract Documents.

ARTICLE 6   CHANGES IN THE WORK

§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Article 7 of AIA Document A201™–2017, General Conditions of the Contract for Construction.

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 6.2 Adjustments to subcontracts awarded on the basis of a stipulated sum shall be determined in accordance with Article 7 of A201–2017, as they refer to “cost” and “fee,” and not by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior written consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in Article 7 of AIA Document A201–2017 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the term “fee” shall mean the Contractor’s Fee as defined in Section 5.1.1 of this Agreement.

§ 6.4 If no specific provision is made in Article 5 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Article 5 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the same basis that was used to establish the Fee for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7   COSTS TO BE REIMBURSED

§ 7.1 Cost of the Work

§ 7.1.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. The Cost of the Work shall include only the items set forth in this Article 7.

§ 7.1.2 Where, pursuant to the Contract Documents, any cost is subject to the Owner’s prior approval, the Contractor shall obtain such approval in writing prior to incurring the cost.

§ 7.1.3 Costs shall be at rates not higher than the standard paid at the place of the Project, except with prior approval of the Owner.

§ 7.2 Labor Costs

§ 7.2.1 Wages or salaries of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops.

§ 7.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site and performing Work, with the Owner’s prior approval.

§ 7.2.2.1 Wages or salaries of the Contractor’s supervisory and administrative personnel when performing Work and stationed at a location other than the site, but only for that portion of time required for the Work, and limited to the personnel and activities listed below:

(Identify the personnel, type of activity and, if applicable, any agreed upon percentage of time to be devoted to the Work.)

Personnel Type:	Hourly Rate:
Project Executive	$125.00
Project Manager	$75.00
Project Engineer	$50.00
Project Superintendent	$74.00
Assistant Superintendent	$48.00
Field Laborer	$43.00
Project Accountant	$66.00
Contract Administrator	$38.00
General Superintendent	$102.00
Operations Manager	$120.00

§ 7.2.3 Wages or salaries of the Contractor’s supervisory or administrative personnel engaged at factories, workshops or while traveling, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 7.2.4 Costs paid or incurred by the Contractor, as required by law or collective bargaining agreements, for taxes, insurance, contributions, assessments, and benefits and, for personnel not covered by collective bargaining

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agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.

§ 7.2.5 If agreed rates for labor costs, in lieu of actual costs, are provided in this Agreement, the rates shall remain unchanged throughout the duration of this Agreement, unless the parties execute a Modification.

§ 7.3 Subcontract Costs

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts and this Agreement.

§ 7.4 Costs of Materials and Equipment Incorporated in the Completed Construction

§ 7.4.1 Costs, including transportation and storage at the site, of materials and equipment incorporated, or to be incorporated, in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 7.5 Costs of Other Materials and Equipment, Temporary Facilities and Related Items

§ 7.5.1 Costs of transportation, storage, installation, dismantling, maintenance, and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers that are provided by the Contractor at the site and fully consumed in the performance of the Work. Costs of materials, supplies, temporary facilities, machinery, equipment, and tools, that are not fully consumed, shall be based on the cost or value of the item at the time it is first used on the Project site less the value of the item when it is no longer used at the Project site. Costs for items not fully consumed by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, and the costs of transportation, installation, dismantling, minor repairs, and removal of such temporary facilities, machinery, equipment, and hand tools. Rates and quantities of equipment owned by the Contractor, or a related party as defined in Section 7.8, shall be subject to the Owner’s prior approval. The total rental cost of any such equipment may not exceed the purchase price of any comparable item.

§ 7.5.3 Costs of removal of debris from the site of the Work and its proper and legal disposal.

§ 7.5.4 Costs of the Contractor’s site office, including general office equipment and supplies.

§ 7.5.5 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, subject to the Owner’s prior approval.

§ 7.6 Miscellaneous Costs

§ 7.6.1 Premiums for that portion of insurance and bonds required by the Contract Documents that can be directly attributed to this Contract.

§ 7.6.1.1 Costs for self-insurance, for either full or partial amounts of the coverages required by the Contract Documents, with the Owner’s prior approval.

§ 7.6.1.2 Costs for insurance through a captive insurer owned or controlled by the Contractor, with the Owner’s prior approval.

§ 7.6.2 Sales, use, or similar taxes, imposed by a governmental authority, that are related to the Work and for which the Contractor is liable.

§ 7.6.3 Fees and assessments for the building permit, and for other permits, licenses, and inspections, for which the Contractor is required by the Contract Documents to pay.

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§ 7.6.4 Fees of laboratories for tests required by the Contract Documents; except those related to defective or nonconforming Work for which reimbursement is excluded under Article 13 of AIA Document A201–2017 or by other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§ 7.6.5 Royalties and license fees paid for the use of a particular design, process, or product, required by the Contract Documents.

§ 7.6.5.1 The cost of defending suits or claims for infringement of patent rights arising from requirements of the Contract Documents, payments made in accordance with legal judgments against the Contractor resulting from such suits or claims, and payments of settlements made with the Owner’s consent, unless the Contractor had reason to believe that the required design, process or product was an infringement of a copyright or a patent, and the Contractor failed to promptly furnish such information to the Architect as required by Article 3 of AIA Document A201–2017. The costs of legal defenses, judgments, and settlements, shall not be included in the Cost of the Work used to calculate the Contractor’s Fee or subject to the Guaranteed Maximum Price.

§ 7.6.6 Costs for communications services, electronic equipment, and software, directly related to the Work and located at the site, with the Owner’s prior approval.

§ 7.6.7 Costs of document reproductions and delivery charges.

§ 7.6.8 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility in the Contract Documents.

§ 7.6.9 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor after the execution of this Agreement in the performance of the Work and with the Owner’s prior approval.

§ 7.6.10 Expenses incurred in accordance with the Contractor’s standard written personnel policy for relocation and temporary living allowances of the Contractor’s personnel required for the Work, with the Owner’s prior approval.

§ 7.6.11 That portion of the reasonable expenses of the Contractor’s supervisory or administrative personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.7 Other Costs and Emergencies

§ 7.7.1 Other costs incurred in the performance of the Work, with the Owner’s prior approval.

§ 7.7.2 Costs incurred in taking action to prevent threatened damage, injury, or loss, in case of an emergency affecting the safety of persons and property, as provided in Article 10 of AIA Document A201–2017.

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors, or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence of, or failure to fulfill a specific responsibility by, the Contractor, and only to the extent that the cost of repair or correction is not recovered by the Contractor from insurance, sureties, Subcontractors, suppliers, or others.

§ 7.8 Related Party Transactions

§ 7.8.1 For purposes of this Section 7.8, the term “related party” shall mean (1) a parent, subsidiary, affiliate, or other entity having common ownership of, or sharing common management with, the Contractor; (2) any entity in which any stockholder in, or management employee of, the Contractor holds an equity interest in excess of ten percent in the aggregate; (3) any entity which has the right to control the business or affairs of the Contractor; or (4) any person, or any member of the immediate family of any person, who has the right to control the business or affairs of the Contractor.

§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction in writing, then the cost incurred shall be

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included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods, or service, from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction in writing, the Contractor shall procure the Work, equipment, goods, or service from some person or entity other than a related party according to the terms of Article 10.

ARTICLE 8   COSTS NOT TO BE REIMBURSED

§ 8.1 The Cost of the Work shall not include the items listed below:

1.

Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section 7.2, or as may be provided in Article 15;

2.

Bonuses, profit sharing, incentive compensation, and any other discretionary payments, paid to anyone hired by the Contractor or paid to any Subcontractor or vendor, unless the Owner has provided prior approval;

3.	Expenses of the Contractor’s principal office and offices other than the site office;
4.	Overhead and general expenses, except as may be expressly included in Article 7;
5.	The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work;
6.

Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence of, or failure to fulfill a specific responsibility of the Contract by, the Contractor, Subcontractors, and suppliers, or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable;

7.	Any cost not specifically and expressly described in Article 7; and
8.	Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

ARTICLE 9   DISCOUNTS, REBATES AND REFUNDS

§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included the amount to be paid, less such discount, in an Application for Payment and received payment from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds, and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be obtained.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10   SUBCONTRACTS AND OTHER AGREEMENTS

§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or other appropriate agreements with the Contractor. The Owner may designate specific persons from whom, or entities from which, the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors, and from suppliers of materials or equipment fabricated especially for the Work, who are qualified to perform that portion of the Work in accordance with the requirements of the Contract Documents. The Contractor shall deliver such bids to the Architect and Owner with an indication as to which bids the Contractor intends to accept. The Owner then has the right to review the Contractor’s list of proposed subcontractors and suppliers in consultation with the Architect and, subject to Section 10.1.1, to object to any subcontractor or supplier. Any advice of the Architect, or approval or objection by the Owner, shall not relieve the Contractor of its responsibility to perform the Work in accordance with the Contract Documents. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.1.1 When a specific subcontractor or supplier (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.2 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the Owner’s prior written approval. If a subcontract is

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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awarded on the basis of cost plus a fee, the Contractor shall provide in the subcontract for the Owner to receive the same audit rights with regard to the Subcontractor as the Owner receives with regard to the Contractor in Article 11.

ARTICLE 11   ACCOUNTING RECORDS

The Contractor shall keep full and detailed records and accounts related to the Cost of the Work, and exercise such controls, as may be necessary for proper financial management under this Contract and to substantiate all costs incurred. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s auditors shall, during regular business hours and upon reasonable notice, be afforded access to, and shall be permitted to audit and copy, the Contractor’s records and accounts, including complete documentation supporting accounting entries, books, job cost reports, correspondence, instructions, drawings, receipts, subcontracts, Subcontractor’s proposals, Subcontractor’s invoices, purchase orders, vouchers, memoranda, and other data relating to this Contract. The Contractor shall preserve these records for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12   PAYMENTS

§ 12.1 Progress Payments

§ 12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor, and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum, to the Contractor, as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 12.1.3 Provided that an Application for Payment is received by the Architect not later than the last day of a month, the Owner shall make payment of the amount certified to the Contractor not later than the last day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment of the amount certified shall be made by the Owner not later than Thirty (30) days after the Architect receives the Application for Payment. Provided that the Contractor is not in breach of its obligations hereunder, payments shall be made directly to the Contractor. Owner shall ensure that any disbursing agreement relating to its financing will not require issuance of payments to the Contractor and its Subcontractors, provided that nothing herein shall prevent the Owner from paying Subcontractors following the Contractor’s default of its obligations hereunder.

(Federal, state or local laws may require payment within a certain period of time.)

§ 12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that payments already made by the Contractor on account of the Cost of the Work equal or exceed progress payments already received by the Contractor plus payrolls for the period covered by the present Application for Payment, less that portion of the progress payments attributable to the Contractor’s Fee.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among: (1) the various portions of the Work; (2) any contingency for costs that are included in the Guaranteed Maximum Price but not otherwise allocated to another line item or included in a Change Order; and (3) the Contractor’s Fee.

§ 12.1.5.1 The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. The schedule of values shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 12.1.5.2 The allocation of the Guaranteed Maximum Price under this Section 12.1.5 shall not constitute a separate guaranteed maximum price for the Cost of the Work of each individual line item in the schedule of values.

§ 12.1.5.3 When the Contractor allocates costs from a contingency to another line item in the schedule of values, the Contractor shall submit supporting documentation to the Architect.

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work and for which the Contractor has made payment or intends to make payment prior to the next Application for Payment, by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 In accordance with AIA Document A201–2017 and subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

§ 12.1.7.1 The amount of each progress payment shall first include:

1.

That portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the most recent schedule of values;

2.

That portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction or, if approved in writing in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

3.	That portion of Construction Change Directives that the Architect determines, in the Architect’s professional judgment, to be reasonably justified; and
4.

The Contractor’s Fee, computed upon the Cost of the Work described in the preceding Sections 12.1.7.1.1 and 12.1.7.1.2 at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work included in Sections 12.1.7.1.1 and 12.1.7.1.2 bears to a reasonable estimate of the probable Cost of the Work upon its completion.

§ 12.1.7.2 The amount of each progress payment shall then be reduced by:

1.	The aggregate of any amounts previously paid by the Owner;
2.	The amount, if any, for Work that remains uncorrected and for which the Architect has previously withheld a Certificate for Payment as provided in Article 9 of AIA Document A201–2017;
3.	Any amount for which the Contractor does not intend to pay a Subcontractor or material supplier, unless the Work has been performed by others the Contractor intends to pay;
4.

For Work performed or defects discovered since the last payment application, any amount for which the Architect may withhold payment, or nullify a Certificate of Payment in whole or in part, as provided in Article 9 of AIA Document A201–2017;

5.

The shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s auditors in such documentation; and

6.	Retainage withheld pursuant to Section 12.1.8.

§ 12.1.8 Retainage

§ 12.1.8.1 For each progress payment made prior to Substantial Completion of the Work, the Owner may withhold the following amount, as retainage, from the payment otherwise due:

(Insert a percentage or amount to be withheld as retainage from each Application for Payment. The amount of retainage may be limited by governing law.)

Five precent (5%).

§ 12.1.8.1.1 The following items are not subject to retainage:

(Insert any items not subject to the withholding of retainage, such as general conditions, insurance, etc.)

NA

§ 12.1.8.2 Reduction or limitation of retainage, if any, shall be as follows:

(If the retainage established in Section 12.1.8.1 is to be modified prior to Substantial Completion of the entire Work, insert provisions for such modification.)

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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Provided that Contractor is not in default under this Agreement, within 30 days of Substantial Completion, Owner will reduce the retainage to 150% of the value of uncompleted or unsatisfactory Work and any known payment or other claims arising from Contractor’s Work. If the Owner and Contractor cannot agree to sucha a reduction, then the value to be reasonably determined by a third party retained by the Owner. Any exercise of this option, however, shall not be a waiver of (1) any of the Owner’s rights to retainage in connection with other payments to the Contractor, or (2) any other right or remedy that the Owner has under the Contractor Documents, at law or in equity.

§ 12.1.8.3 Except as set forth in this Section 12.1.8.3, upon Substantial Completion of the Work, the Contractor may submit an Application for Payment that includes the retainage withheld from prior Applications for Payment pursuant to this Section 12.1.8. less the amount specified in the preceding Section 12.1.8.2.

§ 12.1.9 If final completion of the Work is materially delayed through no fault of the Contractor, the Owner shall pay the Contractor any additional amounts in accordance with Article 9 of AIA Document A201–2017.

§ 12.1.10 Except with the Owner’s prior written approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and suitably stored at the site.

§ 12.1.11 The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments to Subcontractors, and the percentage of retainage held on Subcontracts, and the Contractor shall execute subcontracts in accordance with those agreements.

§ 12.1.12 In taking action on the Contractor’s Applications for Payment the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor, and such action shall not be deemed to be a representation that (1) the Architect has made a detailed examination, audit, or arithmetic verification, of the documentation submitted in accordance with Section 12.1.4 or other supporting data; (2) that the Architect has made exhaustive or continuous on-site inspections; or (3) that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits, and verifications, if required by the Owner, will be performed by the Owner’s auditors acting in the sole interest of the Owner.

§ 12.2 Final Payment

§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when

1.

the Contractor has fully performed the Contract, except for the Contractor’s responsibility to correct Work as provided in Article 12 of AIA Document A201–2017, and to satisfy other requirements, if any, which extend beyond final payment;

2.	the Contractor has submitted a final accounting for the Cost of the Work and a final Application for Payment; and
3.	a final Certificate for Payment has been issued by the Architect in accordance with Section 12.2.2.
4.	Contractor has delivered all closeout documentation required by the Contract Documents or reasonably required by the Owner.

§ 12.2.2 Within 30 days of the Owner’s receipt of the Contractor’s final accounting for the Cost of the Work, the Owner shall conduct an audit of the Cost of the Work or notify the Architect that it will not conduct an audit.

§ 12.2.2.1 If the Owner conducts an audit of the Cost of the Work, the Owner shall, within 10 days after completion of the audit, submit a written report based upon the auditors’ findings to the Architect.

§ 12.2.2.2 Within seven days after receipt of the written report described in Section 12.2.2.1, or receipt of notice that the Owner will not conduct an audit, and provided that the other conditions of Section 12.2.1 have been met, the Architect will either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding a certificate as provided in Article 9 of

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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AIA Document A201–2017. The time periods stated in this Section 12.2.2 supersede those stated in Article 9 of AIA Document A201–2017. The Architect is not responsible for verifying the accuracy of the Contractor’s final accounting.

§ 12.2.2.3 If the Owner’s auditors’ report concludes that the Cost of the Work, as substantiated by the Contractor’s final accounting, is less than claimed by the Contractor, the Contractor shall be entitled to request mediation of the disputed amount without seeking an initial decision pursuant to Article 15 of AIA Document A201–2017. A request for mediation shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Architect’s final Certificate for Payment. Failure to request mediation within this 30‑day period shall result in the substantiated amount reported by the Owner’s auditors becoming binding on the Contractor. Pending a final resolution of the disputed amount, the Owner shall pay the Contractor the amount certified in the Architect’s final Certificate for Payment.

§ 12.2.3 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect’s final Certificate for Payment and promptly upon satisfaction of all other conditions to release of final payment described in Article 12.

§ 12.2.4 If, subsequent to final payment, and at the Owner’s request, the Contractor incurs costs, described in Article 7 and not excluded by Article 8, to correct defective or nonconforming Work, the Owner shall reimburse the Contractor for such costs, and the Contractor’s Fee applicable thereto, on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If adjustments to the Contract Sum are provided for in Section 5.1.7, the amount of those adjustments shall be recalculated, taking into account any reimbursements made pursuant to this Section 12.2.4 in determining the net amount to be paid by the Owner to the Contractor.

§ 12.3 Interest

Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

1  % per month

ARTICLE 13   DISPUTE RESOLUTION

§ 13.1 Initial Decision Maker

The Architect will serve as Initial Decision Maker pursuant to Article 15 of AIA Document A201–2017, unless the parties appoint below another individual, not a party to the Agreement, to serve as Initial Decision Maker.

(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

§ 13.2 Binding Dispute Resolution

For any Claim subject to, but not resolved by mediation pursuant to Article 15 of AIA Document A201–2017, the method of binding dispute resolution shall be as follows:

(Check the appropriate box.)

[  ]    Arbitration pursuant to Section 15 of AIA Document A201–2017

[  X  ]    Litigation in a court of competent jurisdiction

[  ]    Other (Specify)

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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If the Owner and Contractor do not select a method of binding dispute resolution, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.

ARTICLE 14   TERMINATION OR SUSPENSION

§ 14.1 Termination

§ 14.1.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201–2017.

§ 14.1.2 Termination by the Owner for Cause

§ 14.1.2.1 If the Owner terminates the Contract for cause as provided in Article 14 of AIA Document A201–2017, the amount, if any, to be paid to the Contractor under Article 14 of AIA Document A201–2017 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

1.	Take the Cost of the Work incurred by the Contractor to the date of termination;
2.

Add the Contractor’s Fee, computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.1 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion;

3.	Subtract the aggregate of previous payments made by the Owner; and
4.	Subtract the costs and damages incurred, or to be incurred, by the Owner under Article 14 of AIA Document A201–2017.

§ 14.1.2.2 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 14.1.2.1.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 14, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 14.1.3 Termination by the Owner for Convenience

If the Owner terminates the Contract for convenience in accordance with Article 14 of AIA Document A201–2017, then the Owner shall pay the Contractor a termination fee as follows:

(Insert the amount of or method for determining the fee, if any, payable to the Contractor following a termination for the Owner’s convenience.)

None. (See Article 14 of the A201 General Conditions.)

§ 14.2 Suspension

The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2017; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Article 14 of AIA Document A201–2017, except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Article 5 and Section 6.4 of this Agreement.

ARTICLE 15   MISCELLANEOUS PROVISIONS

§ 15.1 Where reference is made in this Agreement to a provision of AIA Document A201–2017 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 15.2 The Owner’s representative:

(Name, address, email address and other information)

Mary Jayne Crocker

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3800 American Boulevard West

Suite 100

Bloomington, MN 55431

§ 15.3 The Contractor’s representative:

(Name, address, email address and other information)

Troy A. Wenck

1710 West Lake Street, Suite 200

Minneapolis, MN 55408

Mobile Number: 612‑490‑3846

Email Address: Troy@reuterwalton.com

§ 15.4 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ prior notice to the other party.

§ 15.5 Insurance and Bonds

§ 15.5.1 The Owner and the Contractor shall purchase and maintain insurance as set forth in Exhibit “F” – Contractor Insurance Requirements, and elsewhere in Contract Documents.

§ 15.5.2 [Intentionally omitted]

§ 15.6 [Intentionally omitted]

§ 15.7 Other provisions:

15.7.1 The Contractor agrees to be “open book” and provide Owner full access with regard to the information, agreements, costs, and other pertinent Project information for review by Owner and Owner’s Representative. The Contractor shall forward to the Owner’s Representative signed copies of all Subcontracts and Purchase Orders and their Change Orders upon request.

15.7.2 The Contract Sum and Scope of Work includes a Construction Contingency ($309,655.00)  for the use by the Contractor to pay unforeseen Costs of the Work. The Construction Contingency may be used to cover actual Costs of the Work that are reasonably inferable in the Contract Documents and/or for the Contractor’s omission of Work from Subcontractor/Supplier Agreements. Contractor shall, in each draw request, specify the amount of construction contingency, if any, that has been allocated to a specific Cost of Work and shall include all back-up documentation for such Costs, specifically including Subcontractor or supplier invoices. In the event that any construction contingency amount is not allocated to a specific Cost of the Work, then 100% of contingency savings shall be returned to the Owner. When the Work is 75% complete, the Owner and Contractor will review remaining construction contingency amounts to jointly determine what amount, if any, construction contingency should be carried for remaining Work. If the Owner and Contractor agree that there are excess contingency amounts Owner may elect to allocate any excess to Owner’s additions or changes.

15.7.3 Savings within any line item of the Schedule of Values attached as Exhibit B may be used to offset cost overruns on any other line item within the schedule of values.

ARTICLE 16   ENUMERATION OF CONTRACT DOCUMENTS

§ 16.1 This Agreement is comprised of the following documents:

1.	AIA Document A102™–2017, Standard Form of Agreement Between Owner and Contractor

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2.
3.	AIA Document A201™–2017, General Conditions of the Contract for Construction as revised and made an Exhibit hereto. .
4.
5.	Drawings
Number	Title	Date
See Exhibit "A"

6.	Specifications
Section	Title	Date	Pages
See Exhibit "A"

7.	Addenda, if any:
Number	Date	Pages
See Exhibit "A"

Portions of Addenda relating to bidding or proposal requirements are not part of the Contract Documents unless the bidding or proposal requirements are also enumerated in this Article 16.

8.	Other Exhibits:

Exhibit "A" - List of Specifications and Drawings

Exhibit "B" - Schedule of Values

Exhibit "C" – Clarifications

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Exhibit "D" – AIA Document A201™‑2017, as revised

Exhibit “E” – Contractor Insurance Requirements

Exhibit “F” – Proejct Schedule

This Agreement entered into as of the day and year first written above.

/s/: Jerry Baack	/s/: Troy A. Wenck
OWNER (Signature)	CONTRACTOR (Signature)
Jerry Baack, President/CEO	Troy A. Wenck, Chief Manager
(Printed name and title)	(Printed name and title)

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AIA Document A102™ – 2017. Copyright © 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:51:48 on 08/17/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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AIA® Document A201TM – 2017

General Conditions of the Contract for Construction

for the following PROJECT:
(Name and location or address)
Bridgewater Bank Building
4400 Excelsior Blvd

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

For guidance in modifying this document to include supplementary conditions, see AIA Document A503™, Guide for Supplementary Conditions.

St. Louis, MN 55416
THE OWNER:
(Name, legal status and address)
Bridgewater Bank
3800 American Blvd West, Suite 100
Bloomington, MN 55431
THE ARCHITECT:
(Name, legal status and address)
DJR Architecture Inc
333 Washington Avenue N
Union Plaza, Suite 210
Minneapolis, MN 55401
TABLE OF ARTICLES
1 GENERAL PROVISIONS
2 OWNER
3 CONTRACTOR
4 ARCHITECT
5 SUBCONTRACTORS
6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
7 CHANGES IN THE WORK
8 TIME
9 PAYMENTS AND COMPLETION
10 PROTECTION OF PERSONS AND PROPERTY
11 INSURANCE AND BONDS
12 UNCOVERING AND CORRECTION OF WORK
13 MISCELLANEOUS PROVISIONS

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14   TERMINATION OR SUSPENSION OF THE CONTRACT

15   CLAIMS AND DISPUTES

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INDEX	2.5, 3.1.3, 3.5, 3.10.2, 4.2.7
(Topics and numbers in bold are Section headings.)	Architect’s Authority to Reject Work
3.5, 4.2.6, 12.1.2, 12.2.1
Acceptance of Nonconforming Work	Architect’s Copyright
9.6.6, 9.9.3, 12.3	1.1.7, 1.5
Acceptance of Work	Architect’s Decisions
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3	3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14,
Access to Work	6.3, 7.3.4, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4,
3.16, 6.2.1, 12.1	9.9.1, 13.4.2, 15.2
Accident Prevention	Architect’s Inspections
10	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.4
Acts and Omissions	Architect’s Instructions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.3.2,	3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.4.2
14.1, 15.1.2, 15.2	Architect’s Interpretations
Addenda	4.2.11, 4.2.12
1.1.1	Architect’s Project Representative
Additional Costs, Claims for	4.2.10
3.7.4, 3.7.5, 10.3.2, 15.1.5	Architect’s Relationship with Contractor
Additional Inspections and Testing	1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1,
9.4.2, 9.8.3, 12.2.1, 13.4	3.4.2, 3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11,
Additional Time, Claims for	3.12, 3.16, 3.18, 4.1.2, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2,
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.6	9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12,
Administration of the Contract	13.3.2, 13.4, 15.2
3.1.3, 4.2, 9.4, 9.5	Architect’s Relationship with Subcontractors
Advertisement or Invitation to Bid	1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3
1.1.1	Architect’s Representations
Aesthetic Effect	9.4.2, 9.5.1, 9.10.1
4.2.13	Architect’s Site Visits
Allowances	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4
3.8	Asbestos
Applications for Payment	10.3.1
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.5.4, 9.6.3, 9.7, 9.10	Attorneys’ Fees
Approvals	3.18.1, 9.6.8, 9.10.2, 10.3.3
2.1.1, 2.3.1, 2.5, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10.1, 4.2.7,	Award of Separate Contracts
9.3.2, 13.4.1	6.1.1, 6.1.2
Arbitration	Award of Subcontracts and Other Contracts for
8.3.1, 15.3.2, 15.4	Portions of the Work
ARCHITECT	5.2
4	Basic Definitions
Architect, Definition of	1.1
4.1.1	Bidding Requirements
Architect, Extent of Authority	1.1.1
2.5, 3.12.7, 4.1.2, 4.2, 5.2, 6.3, 7.1.2, 7.3.4, 7.4, 9.2, 9.3.1, 9.4,	Binding Dispute Resolution
9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.4.1, 13.4.2, 14.2.2,	8.3.1, 9.7, 11.5, 13.1, 15.1.2, 15.1.3, 15.2.1, 15.2.5,
14.2.4, 15.1.4, 15.2.1	15.2.6.1, 15.3.1, 15.3.2, 15.3.3, 15.4.1
Architect, Limitations of Authority and Responsibility	Bonds, Lien
2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6,	7.3.4.4, 9.6.8, 9.10.2, 9.10.3
4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4, 9.4.2, 9.5.4, 9.6.4, 15.1.4,	Bonds, Performance, and Payment
15.2	7.3.4.4, 9.6.7, 9.10.3, 11.1.2, 11.1.3, 11.5
Architect’s Additional Services and Expenses	Building Information Models Use and Reliance
2.5, 12.2.1, 13.4.2, 13.4.3, 14.2.4	1.8
Architect’s Administration of the Contract	Building Permit
3.1.3, 3.7.4, 15.2, 9.4.1, 9.5	3.7.1
Architect’s Approvals	Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5

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Certificates for Payment	3.7.4, 4.2.8, 8.3.1, 10.3
4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3,	Conditions of the Contract
14.1.1.3, 14.2.4, 15.1.4	1.1.1, 6.1.1, 6.1.4
Certificates of Inspection, Testing or Approval	Consent, Written
13.4.4	3.4.2, 3.14.2, 4.1.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 13.2,
Certificates of Insurance	15.4.4.2
9.10.2	Consolidation or Joinder
Change Orders	15.4.4
1.1.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3,	CONSTRUCTION BY OWNER OR BY SEPARATE
7.2, 7.3.2, 7.3.7, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.2,	CONTRACTORS
11.5, 12.1.2	1.1.4, 6
Change Orders, Definition of	Construction Change Directive, Definition of
7.2.1	7.3.1
CHANGES IN THE WORK	Construction Change Directives
2.2.2, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1, 11.5	1.1.1, 3.4.2, 3.11, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3,
Claims, Definition of	9.3.1.1
15.1.1	Construction Schedules, Contractor’s
Claims, Notice of	3.10, 3.11, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2
1.6.2, 15.1.3	Contingent Assignment of Subcontracts
CLAIMS AND DISPUTES	5.4, 14.2.2.2
3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, 15, 15.4	Continuing Contract Performance
Claims and Timely Assertion of Claims	15.1.4
15.4.1	Contract, Definition of
Claims for Additional Cost	1.1.2
3.2.4, 3.3.1, 3.7.4, 7.3.9, 9.5.2, 10.2.5, 10.3.2, 15.1.5	CONTRACT, TERMINATION OR SUSPENSION OF
Claims for Additional Time	THE
3.2.4, 3.3.1, 3.7.4, 6.1.1, 8.3.2, 9.5.2, 10.3.2, 15.1.6	5.4.1.1, 5.4.2, 11.5, 14
Concealed or Unknown Conditions, Claims for	Contract Administration
3.7.4	3.1.3, 4, 9.4, 9.5
Claims for Damages	Contract Award and Execution, Conditions Relating to
3.2.4, 3.18, 8.3.3, 9.5.1, 9.6.7, 10.2.5, 10.3.3, 11.3, 11.3.2, 14.2.4,	3.7.1, 3.10, 5.2, 6.1
15.1.7	Contract Documents, Copies Furnished and Use of
Claims Subject to Arbitration	1.5.2, 2.3.6, 5.3
15.4.1	Contract Documents, Definition of
Cleaning Up	1.1.1
3.15, 6.3	Contract Sum
Commencement of the Work, Conditions Relating to	2.2.2, 2.2.4, 3.7.4, 3.7.5, 3.8, 3.10.2, 5.2.3, 7.3, 7.4, 9.1,
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2,	9.2, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.5, 12.1.2, 12.3,
8.2.2, 8.3.1, 11.1, 11.2, 15.1.5	14.2.4, 14.3.2, 15.1.4.2, 15.1.5, 15.2.5
Commencement of the Work, Definition of	Contract Sum, Definition of
8.1.2	9.1
Communications	Contract Time
3.9.1, 4.2.4	1.1.4, 2.2.1, 2.2.2, 3.7.4, 3.7.5, 3.10.2, 5.2.3, 6.1.5,
Completion, Conditions Relating to	7.2.1.3, 7.3.1, 7.3.5, 7.3.6, 7, 7, 7.3.10, 7.4, 8.1.1, 8.2.1,
3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2,	8.2.3, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 12.1.2, 14.3.2,
14.1.2, 15.1.2	15.1.4.2, 15.1.6.1, 15.2.5
COMPLETION, PAYMENTS AND	Contract Time, Definition of
9	8.1.1
Completion, Substantial	CONTRACTOR
3.10.1, 4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2,	3
15.1.2	Contractor, Definition of
Compliance with Laws	3.1, 6.1.2
2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 10.2.2, 13.1, 13.3,	Contractor’s Construction and Submittal Schedules
13.4.1,	3.10, 3.12.1, 3.12.2, 4.2.3, 6.1.3, 15.1.6.2
13.4.2, 13.5, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3	Contractor’s Employees
Concealed or Unknown Conditions

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2.2.4, 3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.3,	Damage to the Work
14.1, 14.2.1.1	3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4, 12.2.4
Contractor’s Liability Insurance	Damages, Claims for
11.1	3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.3.2, 11.3,
Contractor’s Relationship with Separate Contractors and Owner’s	14.2.4, 15.1.7
Forces	Damages for Delay
3.12.5, 3.14.2, 4.2.4, 6, 11.3, 12.2.4	6.2.3, 8.3.3, 9.5.1.6, 9.7, 10.3.2, 14.3.2
Contractor’s Relationship with Subcontractors	Date of Commencement of the Work, Definition of
1.2.2, 2.2.4, 3.3.2, 3.18.1, 3.18.2, 4.2.4, 5, 9.6.2, 9.6.7, 9.10.2,	8.1.2
11.2, 11.3, 11.4	Date of Substantial Completion, Definition of
Contractor’s Relationship with the Architect	8.1.3
1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5.1, 3.7.4,	Day, Definition of
3.10, 3.11, 3.12, 3.16, 3.18, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4,	8.1.4
9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12, 13.4, 15.1.3, 15.2.1	Decisions of the Architect
Contractor’s Representations	3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 6.3, 7.3.4, 7.3.9,
3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2	8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.4.2, 14.2.2,
Contractor’s Responsibility for Those Performing the Work	14.2.4, 15.1, 15.2
3.3.2, 3.18, 5.3, 6.1.3, 6.2, 9.5.1, 10.2.8	Decisions to Withhold Certification
Contractor’s Review of Contract Documents	9.4.1, 9.5, 9.7, 14.1.1.3
3.2	Defective or Nonconforming Work, Acceptance, Rejection
Contractor’s Right to Stop the Work	and Correction of
2.2.2, 9.7	2.5, 3.5, 4.2.6, 6.2.3, 9.5.1, 9.5.3, 9.6.6, 9.8.2, 9.9.3, 9.10.4,
Contractor’s Right to Terminate the Contract	12.2.1
14.1	Definitions
Contractor’s Submittals	1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 5.1, 6.1.2,
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1,	7.2.1, 7.3.1, 8.1, 9.1, 9.8.1, 15.1.1
9.10.2, 9.10.3	Delays and Extensions of Time
Contractor’s Superintendent	3.2, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2,
3.9, 10.2.6	10.4, 14.3.2, 15.1.6, 15.2.5
Contractor’s Supervision and Construction Procedures	Digital Data Use and Transmission
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4,	1.7
7.3.6, 8.2, 10, 12, 14, 15.1.4	Disputes
Coordination and Correlation	6.3, 7.3.9, 15.1, 15.2
1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1	Documents and Samples at the Site
Copies Furnished of Drawings and Specifications	3.11
1.5, 2.3.6, 3.11	Drawings, Definition of
Copyrights	1.1.5
1.5, 3.17	Drawings and Specifications, Use and Ownership of
Correction of Work	3.11
2.5, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2, 12.3, 15.1.3.1,	Effective Date of Insurance
15.1.3.2, 15.2.1	8.2.2
Correlation and Intent of the Contract Documents	Emergencies
1.2	10.4, 14.1.1.2, 15.1.5
Cost, Definition of	Employees, Contractor’s
7.3.4	3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3,
Costs	11.3, 14.1, 14.2.1.1
2.5, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.4,	Equipment, Labor, or Materials
7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.2, 12.1.2, 12.2.1, 12.2.4,	1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6,
13.4, 14	4.2.7, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1,
Cutting and Patching	10.2.4, 14.2.1.1, 14.2.1.2
3.14, 6.2.5	Execution and Progress of the Work
Damage to Construction of Owner or Separate Contractors	1.1.3, 1.2.1, 1.2.2, 2.3.4, 2.3.6, 3.1, 3.3.1, 3.4.1, 3.7.1,
3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 12.2.4	3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.6, 8.2, 9.5.1, 9.9.1,
10.2, 10.3, 12.1, 12.2, 14.2, 14.3.1, 15.1.4
Extensions of Time
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2, 10.4,
14.3, 15.1.6, 15.2.5

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Failure of Payment	INSURANCE AND BONDS
9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2	11
Faulty Work	Insurance Companies, Consent to Partial Occupancy
(See Defective or Nonconforming Work)	9.9.1
Final Completion and Final Payment	Insured loss, Adjustment and Settlement of
4.2.1, 4.2.9, 9.8.2, 9.10, 12.3, 14.2.4, 14.4.3	11.5
Financial Arrangements, Owner’s	Intent of the Contract Documents
2.2.1, 13.2.2, 14.1.1.4	1.2.1, 4.2.7, 4.2.12, 4.2.13
GENERAL PROVISIONS	Interest
1	13.5
Governing Law	Interpretation
13.1	1.1.8, 1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1
Guarantees (See Warranty)	Interpretations, Written
Hazardous Materials and Substances	4.2.11, 4.2.12
10.2.4, 10.3	Judgment on Final Award
Identification of Subcontractors and Suppliers	15.4.2
5.2.1	Labor and Materials, Equipment
Indemnification	1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1,
3.17, 3.18, 9.6.8, 9.10.2, 10.3.3, 11.3	6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4,
Information and Services Required of the Owner	14.2.1.1, 14.2.1.2
2.1.2, 2.2, 2.3, 3.2.2, 3.12.10.1, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.9.2,	Labor Disputes
9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4	8.3.1
Initial Decision	Laws and Regulations
15.2	1.5, 2.3.2, 3.2.3, 3.2.4, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1,
Initial Decision Maker, Definition of	10.2.2, 13.1, 13.3.1, 13.4.2, 13.5, 14, 15.2.8, 15.4
1.1.8	Liens
Initial Decision Maker, Decisions	2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8
14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5	Limitations, Statutes of
Initial Decision Maker, Extent of Authority	12.2.5, 15.1.2, 15.4.1.1
14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5	Limitations of Liability
Injury or Damage to Person or Property	3.2.2, 3.5, 3.12.10, 3.12.10.1, 3.17, 3.18.1, 4.2.6, 4.2.7,
10.2.8, 10.4	6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.6.8, 10.2.5, 10.3.3, 11.3, 12.2.5,
Inspections	13.3.1
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1,	Limitations of Time
12.2.1, 13.4	2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2,
Instructions to Bidders	5.3, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5,
1.1.1	9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14, 15, 15.1.2, 15.1.3,
Instructions to the Contractor	15.1.5
3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.4.2	Materials, Hazardous
Instruments of Service, Definition of	10.2.4, 10.3
1.1.7	Materials, Labor, Equipment and
Insurance	1.1.3, 1.1.6, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1,
6.1.1, 7.3.4, 8.2.2, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 10.2.5, 11	6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4,
Insurance, Notice of Cancellation or Expiration	14.2.1.1, 14.2.1.2
11.1.4, 11.2.3	Means, Methods, Techniques, Sequences and Procedures of
Insurance, Contractor’s Liability	Construction
11.1	3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Insurance, Effective Date of	Mechanic’s Lien
8.2.2, 14.4.2	2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8
Insurance, Owner’s Liability	Mediation
11.2	8.3.1, 15.1.3.2, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1, 15.4.1.1
Insurance, Property	Minor Changes in the Work
10.2.5, 11.2, 11.4, 11.5	1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1, 7.4
Insurance, Stored Materials	MISCELLANEOUS PROVISIONS
9.3.2	13

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Modifications, Definition of	6.1
1.1.1	Owner’s Right to Stop the Work
Modifications to the Contract	2.4
1.1.1, 1.1.2, 2.5, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2	Owner’s Right to Suspend the Work
Mutual Responsibility	14.3
6.2	Owner’s Right to Terminate the Contract
Nonconforming Work, Acceptance of	14.2, 14.4
9.6.6, 9.9.3, 12.3	Ownership and Use of Drawings, Specifications and Other
Instruments of Service
Nonconforming Work, Rejection and Correction of	1.1.1, 1.1.6, 1.1.7, 1.5, 2.3.6, 3.2.2, 3.11, 3.17, 4.2.12, 5.3
2.4, 2.5, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2	Partial Occupancy or Use
Notice	9.6.6, 9.9
1.6, 1.6.1, 1.6.2, 2.1.2, 2.2.2., 2.2.3, 2.2.4, 2.5, 3.2.4, 3.3.1, 3.7.4,	Patching, Cutting and
3.7.5, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 7.4, 8.2.2 9.6.8, 9.7, 9.10.1,	3.14, 6.2.5
10.2.8, 10.3.2, 11.5, 12.2.2.1, 13.4.1, 13.4.2, 14.1, 14.2.2, 14.4.2,	Patents
15.1.3, 15.1.5, 15.1.6, 15.4.1	3.17
Notice of Cancellation or Expiration of Insurance	Payment, Applications for
11.1.4, 11.2.3	4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5, 9.6.3, 9.7, 9.8.5, 9.10.1,
Notice of Claims	14.2.3, 14.2.4, 14.4.3
1.6.2, 2.1.2, 3.7.4, 9.6.8, 10.2.8, 15.1.3, 15.1.5, 15.1.6, 15.2.8,	Payment, Certificates for
15.3.2, 15.4.1	4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3,
Notice of Testing and Inspections	14.1.1.3, 14.2.4
13.4.1, 13.4.2	Payment, Failure of
Observations, Contractor’s	9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2
3.2, 3.7.4	Payment, Final
Occupancy	4.2.1, 4.2.9, 9.10, 12.3, 14.2.4, 14.4.3
2.3.1, 9.6.6, 9.8	Payment Bond, Performance Bond and
Orders, Written	7.3.4.4, 9.6.7, 9.10.3, 11.1.2
1.1.1, 2.4, 3.9.2, 7, 8.2.2, 11.5, 12.1, 12.2.2.1, 13.4.2, 14.3.1	Payments, Progress
OWNER	9.3, 9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4
2	PAYMENTS AND COMPLETION
Owner, Definition of	9
2.1.1	Payments to Subcontractors
Owner, Evidence of Financial Arrangements	5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2
2.2, 13.2.2, 14.1.1.4	PCB
Owner, Information and Services Required of the	10.3.1
2.1.2, 2.2, 2.3, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1,	Performance Bond and Payment Bond
9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4,	7.3.4.4, 9.6.7, 9.10.3, 11.1.2
15.1.4	Permits, Fees, Notices and Compliance with Laws
Owner’s Authority	2.3.1, 3.7, 3.13, 7.3.4.4, 10.2.2
1.5, 2.1.1, 2.3.32.4, 2.5, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.2.4,	PERSONS AND PROPERTY, PROTECTION OF
4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.2,	10
9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.4, 11.5, 12.2.2, 12.3, 13.2.2,	Polychlorinated Biphenyl
14.3, 14.4, 15.2.7	10.3.1
Owner’s Insurance	Product Data, Definition of
11.2	3.12.2
Owner’s Relationship with Subcontractors	Product Data and Samples, Shop Drawings
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2	3.11, 3.12, 4.2.7
Owner’s Right to Carry Out the Work	Progress and Completion
2.5, 14.2.2	4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.4
Owner’s Right to Clean Up	Progress Payments
6.3	9.3, 9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4
Owner’s Right to Perform Construction and to Award Separate	Project, Definition of
Contracts	1.1.4
Project Representatives

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4.2.10	6.1.1
Property Insurance	Shop Drawings, Definition of
10.2.5, 11.2	3.12.1
Proposal Requirements	Shop Drawings, Product Data and Samples
1.1.1	3.11, 3.12, 4.2.7
PROTECTION OF PERSONS AND PROPERTY	Site, Use of
10	3.13, 6.1.1, 6.2.1
Regulations and Laws	Site Inspections
1.5, 2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1, 10.2.2, 13.1,	3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.9.2, 9.4.2, 9.10.1, 13.4
13.3, 13.4.1, 13.4.2, 13.5, 14, 15.2.8, 15.4	Site Visits, Architect’s
Rejection of Work	3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4
4.2.6, 12.2.1	Special Inspections and Testing
Releases and Waivers of Liens	4.2.6, 12.2.1, 13.4
9.3.1, 9.10.2	Specifications, Definition of
Representations	1.1.6
3.2.1, 3.5, 3.12.6, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.10.1	Specifications
Representatives	1.1.1, 1.1.6, 1.2.2, 1.5, 3.12.10, 3.17, 4.2.14
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.10, 13.2.1	Statute of Limitations
Responsibility for Those Performing the Work	15.1.2, 15.4.1.1
3.3.2, 3.18, 4.2.2, 4.2.3, 5.3, 6.1.3, 6.2, 6.3, 9.5.1, 10	Stopping the Work
Retainage	2.2.2, 2.4, 9.7, 10.3, 14.1
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3	Stored Materials
Review of Contract Documents and Field Conditions by	6.2.1, 9.3.2, 10.2.1.2, 10.2.4
Contractor	Subcontractor, Definition of
3.2, 3.12.7, 6.1.3	5.1.1
Review of Contractor’s Submittals by Owner and Architect	SUBCONTRACTORS
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2	5
Review of Shop Drawings, Product Data and Samples by	Subcontractors, Work by
Contractor	1.2.2, 3.3.2, 3.12.1, 3.18, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
3.12	Subcontractual Relations
Rights and Remedies	5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1
1.1.2, 2.4, 2.5, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1, 6.3, 7.3.1,	Submittals
8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.1, 12.2.2, 12.2.4, 13.3, 14, 15.4	3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.4, 9.2, 9.3, 9.8,
Royalties, Patents and Copyrights	9.9.1, 9.10.2, 9.10.3
3.17	Submittal Schedule
Rules and Notices for Arbitration	3.10.2, 3.12.5, 4.2.7
15.4.1	Subrogation, Waivers of
Safety of Persons and Property	6.1.1, 11.3
10.2, 10.4	Substances, Hazardous
Safety Precautions and Programs	10.3
3.3.1, 4.2.2, 4.2.7, 5.3, 10.1, 10.2, 10.4	Substantial Completion
Samples, Definition of	4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2,
3.12.3	15.1.2
Samples, Shop Drawings, Product Data and	Substantial Completion, Definition of
3.11, 3.12, 4.2.7	9.8.1
Samples at the Site, Documents and	Substitution of Subcontractors
3.11	5.2.3, 5.2.4
Schedule of Values	Substitution of Architect
9.2, 9.3.1	2.3.3
Schedules, Construction	Substitutions of Materials
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2	3.4.2, 3.5, 7.3.8
Separate Contracts and Contractors	Sub-subcontractor, Definition of
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2	5.1.2
Separate Contractors, Definition of	Subsurface Conditions
3.7.4
Successors and Assigns

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13.2	Time Limits on Claims
Superintendent	3.7.4, 10.2.8, 15.1.2, 15.1.3
3.9, 10.2.6	Time Limits on Claims
Supervision and Construction Procedures	3.7.4, 10.2.8, 15.1.2, 15.1.3
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2,	Title to Work
8.3.1, 9.4.2, 10, 12, 14, 15.1.4	9.3.2, 9.3.3
Suppliers	UNCOVERING AND CORRECTION OF WORK
1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.5.4, 9.6, 9.10.5, 14.2.1	12
Surety	Uncovering of Work
5.4.1.2, 9.6.8, 9.8.5, 9.10.2, 9.10.3, 11.1.2, 14.2.2, 15.2.7	12.1
Surety, Consent of	Unforeseen Conditions, Concealed or Unknown
9.8.5, 9.10.2, 9.10.3	3.7.4, 8.3.1, 10.3
Surveys	Unit Prices
1.1.7, 2.3.4	7.3.3.2, 9.1.2
Suspension by the Owner for Convenience	Use of Documents
14.3	1.1.1, 1.5, 2.3.6, 3.12.6, 5.3
Suspension of the Work	Use of Site
3.7.5, 5.4.2, 14.3	3.13, 6.1.1, 6.2.1
Suspension or Termination of the Contract	Values, Schedule of
5.4.1.1, 14	9.2, 9.3.1
Taxes	Waiver of Claims by the Architect
3.6, 3.8.2.1, 7.3.4.4	13.3.2
Termination by the Contractor	Waiver of Claims by the Contractor
14.1, 15.1.7	9.10.5, 13.3.2, 15.1.7
Termination by the Owner for Cause	Waiver of Claims by the Owner
5.4.1.1, 14.2, 15.1.7	9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.3.2, 14.2.4, 15.1.7
Termination by the Owner for Convenience	Waiver of Consequential Damages
14.4	14.2.4, 15.1.7
Termination of the Architect	Waiver of Liens
2.3.3	9.3, 9.10.2, 9.10.4
Termination of the Contractor Employment	Waivers of Subrogation
14.2.2	6.1.1, 11.3
TERMINATION OR SUSPENSION OF THE CONTRACT	Warranty
14	3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.2, 9.10.4, 12.2.2, 15.1.2
Tests and Inspections	Weather Delays
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1,	8.3, 15.1.6.2
10.3.2, 12.2.1, 13.4	Work, Definition of
TIME	1.1.3
8	Written Consent
Time, Delays and Extensions of	1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.10.3, 13.2,
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4,	13.3.2, 15.4.4.2
14.3.2, 15.1.6, 15.2.5	Written Interpretations
Time Limits	4.2.11, 4.2.12
2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 5.2, 5.3, 5.4,	Written Orders
6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9,	1.1.1, 2.4, 3.9, 7, 8.2.2, 12.1, 12.2, 13.4.2, 14.3.1
9.10, 12.2, 13.4, 14, 15.1.2, 15.1.3, 15.4	Time Limits on Claims
3.7.4, 10.2.8, 15.1.2, 15.1.3
Title to Work
9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK
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ARTICLE 1   GENERAL PROVISIONS

§ 1.1 Basic Definitions

§ 1.1.1 The Contract Documents

The Contract Documents are enumerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement, and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive, or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding or proposal requirements.

§ 1.1.2 The Contract

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations, or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Contractor and the Architect or the Architect’s consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect’s consultants, or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

§ 1.1.3 The Work

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

§ 1.1.4 The Project

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by Separate Contractors.

§ 1.1.5 The Drawings

The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules, and diagrams.

§ 1.1.6 The Specifications

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

§ 1.1.7 Instruments of Service

Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.

§ 1.1.8 Initial Decision Maker

The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2. The Initial Decision Maker shall not show partiality to the Owner or Contractor and shall not be liable for results of interpretations or decisions rendered in good faith.

§ 1.2 Correlation and Intent of the Contract Documents

§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the

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indicated results. In the event of any inconsistencies in the requirements of the Contract Documents, the document which requires the better quality of the greater quantity of Work shall be controlling.

§ 1.2.1.1 The invalidity of any provision of the Contract Documents shall not invalidate the Contract or its remaining provisions. If it is determined that any provision of the Contract Documents violates any law, or is otherwise invalid or unenforceable, then that provision shall be revised to the extent necessary to make that provision legal and enforceable. In such case the Contract Documents shall be construed, to the fullest extent permitted by law, to give effect to the parties’ intentions and purposes in executing the Contract.

§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

§ 1.3 Capitalization

Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles, or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 Interpretation

In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 Ownership and Use of Drawings, Specifications, and Other Instruments of Service

§ 1.5.1 The Architect and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and retain all common law, statutory, and other reserved rights in their Instruments of Service, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights.

§ 1.5.2 The Contractor, Subcontractors, Sub-subcontractors, and suppliers are authorized to use and reproduce the Instruments of Service provided to them, subject to any protocols established pursuant to Sections 1.7 and 1.8, solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and suppliers may not use the Instruments of Service on other projects or for additions to the Project outside the scope of the Work without the specific written consent of the Owner, Architect, and the Architect’s consultants.

§ 1.6 Notice

§ 1.6.1 Except as otherwise provided in Section 1.6.2, where the Contract Documents require one party to notify or give notice to the other party, such notice shall be provided in writing to the designated representative of the party to whom the notice is addressed and shall be deemed to have been duly served if delivered in person, by mail, by courier, or by electronic transmission if a method for electronic transmission is set forth in the Agreement.

§ 1.6.2 Notice of Claims as provided in Section 15.1.3 shall be provided in writing and shall be deemed to have been duly served only if delivered to the designated representative of the party to whom the notice is addressed by certified or registered mail, or by courier providing proof of delivery.

§ 1.7 Digital Data Use and Transmission

The parties may hereafter agree upon protocols governing the transmission and use of Instruments of Service or any other information or documentation in digital form. The parties will use AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, to establish the protocols for the development, use, transmission, and exchange of digital data.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 1.8 Building Information Models Use and Reliance

Any use of, or reliance on, all or a portion of a building information model without agreement to protocols governing the use of, and reliance on, the information contained in the model and without having those protocols set forth in AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, and the requisite AIA Document G202™–2013, Project Building Information Modeling Protocol Form, shall be at the using or relying party’s sole risk and without liability to the other party and its contractors or consultants, the authors of, or contributors to, the building information model, and each of their agents and employees.

ARTICLE 2   OWNER

§ 2.1 General

§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor, within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of, or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

§ 2.2 Evidence of the Owner’s Financial Arrangements

§ 2.2.1 Prior to commencement of the Work and upon written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. The Contractor shall have no obligation to commence the Work until the Owner provides such evidence. If commencement of the Work is delayed under this Section 2.2.1, the Contract Time shall be extended appropriately.

§ 2.2.2 Following commencement of the Work and upon written request by the Contractor, the Owner shall furnish to the Contractor reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract only if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due. If the Owner fails to provide such evidence, as required, within fourteen days of the Contractor’s request, the Contractor may immediately stop the Work and, in that event, shall notify the Owner that the Work has stopped. If the Work is stopped under this Section 2.2.2, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shutdown, delay and start-up.

§ 2.2.3 After the Owner furnishes evidence of financial arrangements under this Section 2.2, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

§ 2.2.4 Where the Owner has designated information furnished under this Section 2.2 as “confidential,” the Contractor shall keep the information confidential and shall not disclose it to any other person. However, the Contractor may disclose “confidential” information, after seven (7) days’ notice to the Owner, where disclosure is required by law, including a subpoena or other form of compulsory legal process issued by a court or governmental entity, or by court or arbitrator(s) order. The Contractor may also disclose “confidential” information to its employees, consultants, sureties, Subcontractors and their employees, Sub-subcontractors, and others who need to know the content of such information solely and exclusively for the Project and who agree to maintain the confidentiality of such information.

§ 2.3 Information and Services Required of the Owner

§ 2.3.1 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 2.3.2 The Owner shall retain an architect lawfully licensed to practice architecture, or an entity lawfully practicing architecture, in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.

§ 2.3.3 If the employment of the Architect terminates, the Owner shall employ a successor to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 2.3.4 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.3.5 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.

§ 2.3.6 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.

§ 2.4 Owner’s Right to Stop the Work

If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or materially fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.5 Owner’s Right to Carry Out the Work

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such default or neglect. Architect may, pursuant to Section 9.5.1, withhold or nullify a Certificate for Payment in whole or in part, to the extent reasonably necessary to reimburse the Owner for the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect, or failure. If current and future payments are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner. If the Contractor disagrees with the actions of the Owner or the Architect, or the amounts claimed as costs to the Owner, the Contractor may file a Claim pursuant to Article 15.

ARTICLE 3   CONTRACTOR

§ 3.1 General

§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

§ 3.1.3 The Contractor shall not be relieved of its obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.

§ 3.2 Review of Contract Documents and Field Conditions by Contractor

§ 3.2.1 The Contractor acknowledges that it has (a) reviewed the Owner-Provided Information (defined below) and (b) visited the site of the Work and has performed such investigation thereof as Contractor has deemed necessary to

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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satisfy itself with respect to all the local conditions affecting the Contract, including the visible structure of the ground, the obstacles which may by encountered, and all other conditions relative to the Work to be performed; and agrees that it shall not be allowed any extra compensation by reason of any difficulties or obstacles which Contractor would have discovered or reasonably anticipated pripr to the execution of the Agreement by way of visual examination of the site or review of the Owner-Provided Information. For purposes of the paragraph, “Owner-Provided Information” includes information and reports concerning the Project site actually provided by the Owner to the Contractor prior to the date of this Agreement, including, but not limited to, the following: (i) Purchase of Redevelopment Contract by and between the Owner, Bridgewater Bancshares, Inc. and the St. Louis Park Economic Development Authority dated on or about August 13, 2018; (ii) Planning Development Contract by and between the Owner and the City of St. Louis Park dated August ___, 2018; (iii) Phase I Environmental Site Assessment by Braun Intertec dated May 14, 2018; (iv) Phase II Environmental Site Assessment by Braun Intertec dated June 15, 2018; (v) Geotechnical Report by Braun Intertec dated May 14, 2018; and (vi) Response Action Plan by Braun Intertec dated June 19, 2018 and approved by the Minnesota Pollution Control Agency on July 15, 2018.

§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.3.4, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents. On all Project Drawings, figures take precedence over measurement by scale, and any scaling is done at Contractor’s own risk. The Architect shall decide on questions that may arise regarding the meaning and intent of the Project Drawings and Project Specifications. Should any details or figures have been omitted which are necessary to a clear understanding of the Work or should any error appear in either, or should discrepancies be found between the Project Drawings and Project Specifications, the Contractor shall notify the Architect of such omissions, errors, or discrepancies, and in no case proceed in uncertainty. Mistakes resulting from Contractor’s neglect to notify the Architect in such matters shall be corrected at the expense of the Contractor.

§ 3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.

§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall submit Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner, subject to Section 15.1.7, as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities.

§ 3.3 Supervision and Construction Procedures

§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences, and procedures, and for coordinating all portions of the Work under the Contract. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences, or procedures, the Contractor shall evaluate the jobsite safety thereof and shall be solely responsible for the jobsite safety of such means, methods, techniques, sequences, or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely notice to the Owner and Architect, and shall propose alternative means, methods, techniques, sequences, or procedures. The Architect shall evaluate the proposed alternative solely for conformance with the design intent for the completed construction.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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Unless the Architect objects to the Contractor’s proposed alternative, the Contractor shall perform the Work using its alternative means, methods, techniques, sequences, or procedures.

§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.

§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 3.4 Labor and Materials

§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

§ 3.4.2 Except in the case of minor changes in the Work approved by the Architect in accordance with Section 3.12.8 or ordered by the Architect in accordance with Section 7.4, the Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order or Construction Change Directive.

§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 3.5 Warranty

§ 3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.5.2 All material, equipment, or other special warranties required by the Contract Documents shall be issued in the name of the Owner, or shall be transferable to the Owner, and shall commence in accordance with Section 9.8.4.

§ 3.6 Taxes

The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

§ 3.7 Permits, Fees, Notices and Compliance with Laws

§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.

§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work.

§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 3.7.4 Concealed or Unknown Conditions

If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents and/or observed by the Contractor pursuant to Section 3.2.1 or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents and/or observed by the contractor pursuant to Section 3.2.1, the Contractor shall promptly provide notice to the Owner and the Architect before conditions are disturbed and in no event later than 14 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend that an equitable adjustment be made in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall promptly notify the Owner and Contractor, stating the reasons. If either party disputes the Architect’s determination or recommendation, that party may submit a Claim as provided in Article 15.

When active utility services are encountered in the Work, Contractor shall protect, brace and support existing active sewers, gas, electric or other services where required for proper execution of the Work. If existing active services are encountered that require relocation, Contractor shall make request in writing for determination. Contractor shall not proceed with such Work until written directions are received and shall not prevent or disturb operations of active services that are to remain.

§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.

§ 3.8 Allowances

§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

§ 3.8.2 Unless otherwise provided in the Contract Documents,

1.	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
2.

Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

3.

whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2.

§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.

§ 3.9 Superintendent

§ 3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor.

§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall notify the Owner and Architect of the name and qualifications of a proposed superintendent. Within 14 days of receipt of the information, the Architect may notify the Contractor, stating whether the Owner or the Architect (1) has reasonable objection to the proposed

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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superintendent or (2) requires additional time for review. Failure of the Architect to provide notice within the 14‑day period shall constitute notice of no reasonable objection.

§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.

§ 3.10 Contractor’s Construction and Submittal Schedules

§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall contain detail appropriate for the Project, including (1) the date of commencement of the Work, interim schedule milestone dates, and the date of Substantial Completion; (2) an apportionment of the Work by construction activity; and (3) the time required for completion of each portion of the Work. The schedule shall provide for the orderly progression of the Work to completion and shall not exceed time limits current under the Contract Documents. The schedule shall be revised at appropriate intervals as required by the conditions of the Work and Project.

§ 3.10.2 The Contractor, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, shall submit a submittal schedule for the Architect’s approval. The Architect’s approval shall not be unreasonably delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s construction schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, or fails to provide submittals in accordance with the approved submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.

§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

§ 3.11 Documents and Samples at the Site

The Contractor shall make available, at the Project site, the Contract Documents, including Change Orders, Construction Change Directives, and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and the approved Shop Drawings, Product Data, Samples, and similar required submittals. These shall be in electronic form or paper copy, available to the Architect and Owner, and delivered to the Architect for submittal to the Owner upon completion of the Work as a record of the Work as constructed.

§ 3.12 Shop Drawings, Product Data and Samples

§ 3.12.1 Shop Drawings are drawings, diagrams, schedules, and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier, or distributor to illustrate some portion of the Work.

§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams, and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

§ 3.12.3 Samples are physical examples that illustrate materials, equipment, or workmanship, and establish standards by which the Work will be judged.

§ 3.12.4 Shop Drawings, Product Data, Samples, and similar submittals are not Contract Documents. Their purpose is to demonstrate how the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action.

§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve, and submit to the Architect, Shop Drawings, Product Data, Samples, and similar submittals required by the Contract Documents, in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of Separate Contractors.

§ 3.12.6 By submitting Shop Drawings, Product Data, Samples, and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples, or similar submittals, until the respective submittal has been approved by the Architect.

§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from the requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples, or similar submittals, unless the Contractor has specifically notified the Architect of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples, or similar submittals, by the Architect’s approval thereof.

§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples, or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such notice, the Architect’s approval of a resubmission shall not apply to such revisions.

§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences, and procedures. The Contractor shall not be required to provide professional services in violation of applicable law.

§ 3.12.10.1 If professional design services or certifications by a design professional related to systems, materials, or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall be entitled to rely upon the adequacy and accuracy of the performance and design criteria provided in the Contract Documents. The Contractor shall cause such services or certifications to be provided by an appropriately licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings, and other submittals prepared by such professional. Shop Drawings, and other submittals related to the Work, designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy and accuracy of the services, certifications, and approvals performed or provided by such design professionals, provided the Owner and Architect have specified to the Contractor the performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review and approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents.

§ 3.12.10.2 If the Contract Documents require the Contractor’s design professional to certify that the Work has been performed in accordance with the design criteria, the Contractor shall furnish such certifications to the Architect at the time and in the form specified by the Architect.

§ 3.13 Use of Site

The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 3.14 Cutting and Patching

§ 3.14.1 The Contractor shall be responsible for cutting, fitting, or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting, or patching shall be restored to the condition existing prior to the cutting, fitting, or patching, unless otherwise required by the Contract Documents.

§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or Separate Contractors by cutting, patching, or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter construction by the Owner or a Separate Contractor except with written consent of the Owner and of the Separate Contractor. Consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold, from the Owner or a Separate Contractor, its consent to cutting or otherwise altering the Work.

§ 3.15 Cleaning Up

§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials and rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery, and surplus materials from and about the Project.

§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the Owner shall be entitled to reimbursement from the Contractor.

§ 3.16 Access to Work

The Contractor shall provide the Owner and Architect with access to the Work in preparation and progress wherever located.

§ 3.17 Royalties, Patents and Copyrights

The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for defense or loss when a particular design, process, or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications, or other documents prepared by the Owner or Architect. However, if an infringement of a copyright or patent is discovered by, or made known to, the Contractor, the Contractor shall be responsible for the loss unless the information is promptly furnished to the Architect.

§ 3.18 Indemnification

§ 3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify, defend, and hold harmless the Owner, Architect, Architect’s consultants, and agents and employees of any of them from and against claims, damages, losses, and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss, or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.18.

§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts, or other employee benefit acts.

ARTICLE 4   ARCHITECT

§ 4.1 General

§ 4.1.1 The Architect is the person or entity retained by the Owner pursuant to Section 2.3.2 and identified as such in the Agreement.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 4.1.2 Duties, responsibilities, and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified, or extended without written consent of the Owner, Contractor, and Architect. Consent shall not be unreasonably withheld.

§ 4.2 Administration of the Contract

§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents and will be an Owner’s representative during construction until the date the Architect issues the final Certificate for Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.

§ 4.2.2.1 The Owner is entitled to reimbursement from the Contractor for amounts paid to the Architect for excessive site visits made necessary by the fault of the Contractor or by defects and deficiencies in the Work.

§ 4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents.

§ 4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and promptly report to the Owner (1) known deviations from the Contract Documents, (2) known deviations from the most recent construction schedule submitted by the Contractor, and (3) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of, and will not be responsible for acts or omissions of, the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

§ 4.2.4 Communications

The Owner and Contractor shall include the Architect in all communications that relate to or affect the Architect’s services or professional responsibilities. The Owner shall promptly notify the Architect of the substance of any direct communications between the Owner and the Contractor otherwise relating to the Project. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and suppliers shall be through the Contractor. Communications by and with Separate Contractors shall be through the Owner. The Contract Documents may specify other communication protocols. Notwithstanding the foregoing, the Owner shall have the right to communicate with Subcontractors for the purpose of investigating the status of payments from Contractor to Subcontractors.

§ 4.2.5 Based on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

§ 4.2.6 The Architect and the Owner each has authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.4.2 and 13.4.3, whether or not the Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, suppliers, their agents or employees, or other persons or entities performing portions of the Work.

§ 4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor’s submittals such as Shop Drawings, Product Data, and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5, and 3.12. The Architect’s review shall not constitute approval of safety precautions or of any construction means, methods, techniques, sequences, or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may order minor changes in the Work as provided in Section 7.4. The Architect will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more Project representatives to assist in carrying out the Architect’s responsibilities at the site. The Owner shall notify the Contractor of any change in the duties, responsibilities and limitations of authority of the Project representatives.

§ 4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either, and will not be liable for results of interpretations or decisions rendered in good faith.

§ 4.2.13 The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 4.2.14 The Architect will review and respond to requests for information about the Contract Documents. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.

ARTICLE 5   SUBCONTRACTORS

§ 5.1 Definitions

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a Separate Contractor or the subcontractors of a Separate Contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 Award of Subcontracts and Other Contracts for Portions of the Work

§ 5.2.1 Unless otherwise stated in the Contract Documents, the Contractor, as soon as practicable after award of the Contract, shall notify the Owner and Architect of the persons or entities proposed for each principal portion of the Work, including those who are to furnish materials or equipment fabricated to a special design. Within 14 days of receipt of the information, the Architect may notify the Contractor whether the Owner or the Architect (1) has reasonable objection to any such proposed person or entity or (2) requires additional time for review. Failure of the Architect to provide notice within the 14‑day period shall constitute notice of no reasonable objection.

§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

§ 5.2.4 The Contractor shall not substitute a Subcontractor, person, or entity for one previously selected if the Owner or Architect makes reasonable objection to such substitution.

§ 5.3 Subcontractual Relations

By appropriate written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work that the Contractor, by these Contract Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies, and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

§ 5.4 Contingent Assignment of Subcontracts

§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that

1.

assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor; and

2.	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor’s rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity. If the Owner assigns the subcontract to a successor contractor or other entity, the Owner shall nevertheless remain legally responsible for all of the successor contractor’s obligations under the subcontract.

ARTICLE 6   CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 Owner’s Right to Perform Construction and to Award Separate Contracts

§ 6.1.1 The term “Separate Contractor(s)” shall mean other contractors retained by the Owner under separate agreements. The Owner reserves the right to perform construction or operations related to the Project with the

Owner’s own forces, and with Separate Contractors retained under Conditions of the Contract substantially similar to those of this Contract, including those provisions of the Conditions of the Contract related to insurance and waiver of subrogation.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

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§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each Separate Contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with any Separate Contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to its construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, Separate Contractors, and the Owner until subsequently revised.

§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or with Separate Contractors, the Owner or its Separate Contractors shall have the same obligations and rights that the Contractor has under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6, and Articles 10, 11, and 12.

§ 6.2 Mutual Responsibility

§ 6.2.1 The Contractor shall afford the Owner and Separate Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a Separate Contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly notify the Architect of apparent discrepancies or defects in the construction or operations by the Owner or Separate Contractor that would render it unsuitable for proper execution and results of the Contractor’s Work. Failure of the Contractor to notify the Architect of apparent discrepancies or defects prior to proceeding with the Work shall constitute an acknowledgment that the Owner’s or Separate Contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work. The Contractor shall not be responsible for discrepancies or defects in the construction or operations by the Owner or Separate Contractor that are not apparent.

§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a Separate Contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a Separate Contractor’s delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage that the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or Separate Contractor as provided in Section 10.2.5.

§ 6.2.5 The Owner and each Separate Contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

§ 6.3 Owner’s Right to Clean Up

If a dispute arises among the Contractor, Separate Contractors, and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7   CHANGES IN THE WORK

§ 7.1 General

§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor, and Architect. A Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor. An order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents. The Contractor shall proceed promptly with changes in the Work, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 7.2 Change Orders

§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor, and Architect stating their agreement upon all of the following:

1.	The change in the Work;
2.	The amount of the adjustment, if any, in the Contract Sum; and
3.	The extent of the adjustment, if any, in the Contract Time.

§ 7.3 Construction Change Directives

§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions, or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

1.	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
2.	Unit prices stated in the Contract Documents or subsequently agreed upon;
3.	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
4.	As provided in Section 7.3.4.

§ 7.3.4 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Architect shall determine the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.4 shall be limited to the following:

1.	Costs of labor, including applicable payroll taxes, fringe benefits required by agreement or custom, workers’ compensation insurance, and other employee costs approved by the Architect;
2.	Costs of materials, supplies, and equipment, including cost of transportation, whether incorporated or consumed;
3.	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;
4.	Costs of premiums for all bonds and insurance, permit fees, and sales, use, or similar taxes, directly related to the change; and
5.	Costs of supervision and field office personnel directly attributable to the change.

§ 7.3.5 If the Contractor disagrees with the adjustment in the Contract Time, the Contractor may make a Claim in accordance with applicable provisions of Article 15.

§ 7.3.6 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

§ 7.3.7 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Architect will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Architect determines, in the Architect’s professional judgment, to be reasonably justified. The Architect’s interim determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15.

§ 7.3.10 When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.

§ 7.4 Minor Changes in the Work

The Architect may order minor changes in the Work that are consistent with the intent of the Contract Documents and do not involve an adjustment in the Contract Sum or an extension of the Contract Time. The Architect’s order for minor changes shall be in writing. If the Contractor believes that the proposed minor change in the Work will affect the Contract Sum or Contract Time, the Contractor shall notify the Architect and shall not proceed to implement the change in the Work. If the Contractor performs the Work set forth in the Architect’s order for a minor change without prior notice to the Architect that such change will affect the Contract Sum or Contract Time, the Contractor waives any adjustment to the Contract Sum or extension of the Contract Time.

ARTICLE 8   TIME

§ 8.1 Definitions

§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.

§ 8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8.

§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

§ 8.2 Progress and Completion

§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement, the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, commence the Work prior to the effective date of insurance required to be furnished by the Contractor and Owner.

§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.3 Delays and Extensions of Time

§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by (1) an act or neglect of the Owner or Architect, of an employee of either, or of a Separate Contractor; (2) by changes ordered in the Work; (3) by labor disputes, fire, unusual delay in deliveries, unavoidable casualties, adverse weather conditions documented in accordance with Section 15.1.6.2, or other causes beyond the Contractor’s control; (4) by delay authorized by the Owner pending mediation and binding dispute resolution; or (5) by other causes that the Contractor asserts, and the Architect determines, justify delay, then the Contract Time shall be extended for such reasonable time as the Architect may determine.

§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.

§ 8.3.3 This Section 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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ARTICLE 9   PAYMENTS AND COMPLETION

§ 9.1 Contract Sum

§ 9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

§ 9.1.2 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed so that application of such unit prices to the actual quantities causes substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

§ 9.2 Schedule of Values

Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit a schedule of values to the Architect before the first Application for Payment, allocating the entire Contract Sum to the various portions of the Work. The schedule of values shall be prepared in the form, and supported by the data to substantiate its accuracy, required by the Architect. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment. Any changes to the schedule of values shall be submitted to the Architect and supported by such data to substantiate its accuracy as the Architect may require, and unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s subsequent Applications for Payment.

§ 9.3 Applications for Payment

§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2, for completed portions of the Work. The application shall be notarized, if required, and supported by all data substantiating the Contractor’s right to payment that the Owner or Architect require, such as copies of requisitions, and releases and waivers of liens from Subcontractors and suppliers, and shall reflect retainage if provided for in the Contract Documents.

§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or supplier, unless such Work has been performed by others whom the Contractor intends to pay.

§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage, and transportation to the site, for such materials and equipment stored off the site.

§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information, and belief, be free and clear of liens, claims, security interests, or encumbrances, in favor of the Contractor, Subcontractors, suppliers, or other persons or entities that provided labor, materials, and equipment relating to the Work.

§ 9.4 Certificates for Payment

§ 9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either (1) issue to the Owner a Certificate for Payment in the full amount of the Application for Payment, with a copy to the Contractor; or (2) issue to the Owner a Certificate for Payment for such amount as the Architect determines is properly due, and notify the Contractor and Owner of the Architect’s reasons for withholding certification in part as provided in Section 9.5.1; or (3) withhold certification of the entire Application for Payment, and notify the Contractor and Owner of the Architect’s reason for withholding certification in whole as provided in Section 9.5.1.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data in the Application for Payment, that, to the best of the Architect’s knowledge, information, and belief, the Work has progressed to the point indicated, the quality of the Work is in accordance with the Contract Documents, and that the Contractor is entitled to payment in the amount certified. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion, and to specific qualifications expressed by the Architect. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work; (2) reviewed construction means, methods, techniques, sequences, or procedures; (3) reviewed copies of requisitions received from Subcontractors and suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment; or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 Decisions to Withhold Certification

§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, and the Owner may withhold payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Section 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment and the Owner may withhold payment in whole or in part or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of

1.	defective Work not remedied;
2.	third party claims filed or reasonable evidence indicating probable filing of such claims, unless security acceptable to the Owner is provided by the Contractor;
3.	failure of the Contractor to make payments properly to Subcontractors or suppliers for labor, materials or equipment, or failure to provide lien waivers as required by this Agreement;
4.	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
5.	damage to the Owner or a Separate Contractor;
6.	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
7.	repeated failure to carry out the Work in accordance with the Contract Documents.

§ 9.5.2 When either party disputes the Architect’s decision regarding a Certificate for Payment under Section 9.5.1, in whole or in part, that party may submit a Claim in accordance with Article 15.

§ 9.5.3 When the reasons for withholding certification or payment are removed, certification will be made for amounts previously withheld.

§ 9.5.4 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or supplier to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Architect and the Contractor shall reflect such payment on its next Application for Payment.

§ 9.6 Progress Payments

§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

§ 9.6.2 The Contractor shall pay each Subcontractor, no later than seven days after receipt of payment from the Owner, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

§ 9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors and suppliers to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay, or to see to the payment of money to, a Subcontractor or supplier, except as may otherwise be required by law.

§ 9.6.5 The Contractor’s payments to suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

§ 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors or provided by suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, create any fiduciary liability or tort liability on the part of the Contractor for breach of trust, or entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

§ 9.6.8 Provided the Owner has fulfilled its payment obligations under the Contract Documents, the Contractor shall defend and indemnify the Owner from all loss, liability, damage or expense, including reasonable attorney’s fees and litigation expenses, arising out of any lien claim or other claim for payment by any Subcontractor or supplier of any tier. Upon receipt of notice of a lien claim or other claim for payment, the Owner shall notify the Contractor. If approved by the applicable court, when required, the Contractor may substitute a surety bond for the property against which the lien or other claim for payment has been asserted.

§ 9.7 Failure of Payment

If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents, the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days’ notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shutdown, delay and start-up, plus interest as provided for in the Contract Documents.

§ 9.8 Substantial Completion

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that:

1.

The Owner can commence it’s interior build-out work on all levels of the building unimpeded by the work of this Contract, (b) all MEPF rough-in work is complete, drywall is hung, and all roofing, doors, windows, and wall claddings are weather-tight on the structures, and (c) the Owner’s third-party building envelope inspector or the Architect has inspected the building envelope and confirmed that the building envelope is complete, subject to punch list work which does not impede the work of the Owner’s separate contractors.

§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

§ 9.8.3 Upon receipt of the Contractor’s list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion; establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in the Certificate. Upon such acceptance, and consent of surety if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents, such that the Owner shall have the right to continue to withhold a minimum of 150% of the value of the incomplete or nonconforming Work until completion of all the Work, as provided in Section 12.1.8.2 of the A102 contract..

§ 9.9 Partial Occupancy or Use

§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor, and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

§ 9.10 Final Completion and Final Payment

§ 9.10.1 Upon receipt of the Contractor’s notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection. When the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect, (3) a written statement that the Contractor knows of no reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, (5) documentation of any special warranties, such as manufacturers’ warranties or specific Subcontractor warranties, and (6) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts and releases and waivers of liens, claims, security interests, or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien, claim, security interest, or encumbrance. If a lien, claim, security interest, or encumbrance remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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Owner may be compelled to pay in discharging the lien, claim, security interest, or encumbrance, including all costs and reasonable attorneys’ fees.

§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed, corrected, and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of the surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of Claims.

§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from

1.	liens, Claims, security interests, or encumbrances arising out of the Contract and unsettled;
2.	failure of the Work to comply with the requirements of the Contract Documents;
3.	terms of special warranties required by the Contract Documents; or
4.	audits performed by the Owner, if permitted by the Contract Documents, after final payment;
5.	the Contractor’s indemnity and defense obligations pursuant to this Contract.

§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor, or a supplier, shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10   PROTECTION OF PERSONS AND PROPERTY

§ 10.1 Safety Precautions and Programs

The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract.

§ 10.2 Safety of Persons and Property

§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury, or loss to

1.	employees on the Work and other persons who may be affected thereby;
2.	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Contractor, a Subcontractor, or a Sub-subcontractor; and
3.

other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures, and utilities not designated for removal, relocation, or replacement in the course of construction.

§ 10.2.2 The Contractor shall comply with, and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property or their protection from damage, injury, or loss.

§ 10.2.3 The Contractor shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards; promulgating safety regulations; and notifying the owners and users of adjacent sites and utilities of the safeguards.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3. The Contractor may make a Claim for the cost to remedy the damage or loss to the extent such damage or loss is attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or

(3B9ADA20)	PAGE \* MERGEFORMAT 1

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.

§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 Injury or Damage to Person or Property

If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 Hazardous Materials and Substances

§ 10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials or substances. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and notify the Owner and Architect of the condition.

§ 10.3.2 Upon receipt of the Contractor’s notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of the material or substance or who are to perform the task of removal or safe containment of the material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable additional costs of shutdown, delay, and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants, and agents and employees of any of them from and against claims, damages, losses, and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss, or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for hazardous materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for hazardous materials or substances required by the Contract Documents, except to the extent of the Contractor’s fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Contractor shall reimburse and shall indemnify, defend, and hold harmless the Owner for the cost and expense the Owner incurs (1) for remediation of hazardous materials or substances the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall reimburse the Contractor for all cost and expense thereby incurred.

§ 10.4 Emergencies

In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury, or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.

ARTICLE 11   INSURANCE AND BONDS

§ 11.1 Contractor’s Insurance and Bonds

§ 11.1.1 The Contractor shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in the Agreement or elsewhere in the Contract Documents. The Contractor shall purchase and maintain the required insurance from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located. The Owner, Architect, and Architect’s consultants shall be named as additional insureds under the Contractor’s commercial general liability policy or as otherwise described in the Contract Documents.

§ 11.1.2 The Contractor shall provide surety bonds of the types, for such penal sums, and subject to such terms and conditions as required by the Contract Documents. The Contractor shall purchase and maintain the required bonds from a company or companies lawfully authorized to issue surety bonds in the jurisdiction where the Project is located.

§ 11.1.3 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.

§ 11.1.4 Notice of Cancellation or Expiration of Contractor’s Required Insurance. Within three (3) business days of the date the Contractor becomes aware of an impending or actual cancellation or expiration of any insurance required by the Contract Documents, the Contractor shall provide notice to the Owner of such impending or actual cancellation or expiration. Upon receipt of notice from the Contractor, the Owner shall, unless the lapse in coverage arises from an act or omission of the Owner, have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by the Contractor. The furnishing of notice by the Contractor shall not relieve the Contractor of any contractual obligation to provide any required coverage.

§ 11.2 Owner’s Insurance

§ 11.2.1 The Owner shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in the Agreement or elsewhere in the Contract Documents. The Owner shall purchase and maintain the required insurance from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located.

§ 11.2.2 Failure to Purchase Required Property Insurance. If the Owner fails to purchase and maintain the required property insurance, with all of the coverages and in the amounts described in the Agreement or elsewhere in the Contract Documents, the Owner shall inform the Contractor in writing prior to commencement of the Work. Upon receipt of notice from the Owner, the Contractor may delay commencement of the Work and may obtain insurance that will protect the interests of the Contractor, Subcontractors, and Sub-Subcontractors in the Work. When the failure to provide coverage has been cured or resolved, the Contract Sum and Contract Time shall be equitably adjusted. In the event the Owner fails to procure coverage, the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent the loss to the Owner would have been covered by the insurance to have been procured by the Owner. The cost of the insurance shall be charged to the Owner by a Change Order. If the Owner does not provide written notice, and the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain the required insurance, the Owner shall reimburse the Contractor for all reasonable costs and damages attributable thereto.

§ 11.2.3 Notice of Cancellation or Expiration of Owner’s Required Property Insurance. Within three (3) business days of the date the Owner becomes aware of an impending or actual cancellation or expiration of any property insurance required by the Contract Documents, the Owner shall provide notice to the Contractor of such impending or actual cancellation or expiration. Unless the lapse in coverage arises from an act or omission of the Contractor: (1) the Contractor, upon receipt of notice from the Owner, shall have the right to stop the Work until the

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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lapse in coverage has been cured by the procurement of replacement coverage by either the Owner or the Contractor; (2) the Contract Time and Contract Sum shall be equitably adjusted; and (3) the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent any loss to the Owner would have been covered by the insurance had it not expired or been cancelled. If the Contractor purchases replacement coverage, the cost of the insurance shall be charged to the Owner by an appropriate Change Order. The furnishing of notice by the Owner shall not relieve the Owner of any contractual obligation to provide required insurance.

§ 11.3 Waivers of Subrogation

§ 11.3.1 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents, and employees, each of the other; (2) the Architect and Architect’s consultants; and (3) Separate Contractors, if any, and any of their subcontractors, sub-subcontractors, agents, and employees, for damages caused by fire, or other causes of loss, to the extent those losses are covered by property insurance required by the Agreement or other property insurance applicable to the Project, except such rights as they have to proceeds of such insurance. The Owner or Contractor, as appropriate, shall require similar written waivers in favor of the individuals and entities identified above from the Architect, Architect’s consultants, Separate Contractors, subcontractors, and sub-subcontractors. The policies of insurance purchased and maintained by each person or entity agreeing to waive claims pursuant to this section 11.3.1 shall not prohibit this waiver of subrogation. This waiver of subrogation shall be effective as to a person or entity (1) even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, (2) even though that person or entity did not pay the insurance premium directly or indirectly, or (3) whether or not the person or entity had an insurable interest in the damaged property.

§ 11.3.2 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, to the extent permissible by such policies, the Owner waives all rights in accordance with the terms of Section 11.3.1 for damages caused by fire or other causes of loss covered by this separate property insurance.

§ 11.4 Loss of Use, Business Interruption, and Delay in Completion Insurance

The Owner, at the Owner’s option, may purchase and maintain insurance that will protect the Owner against loss of use of the Owner’s property, or the inability to conduct normal operations, due to fire or other causes of loss. The Owner waives all rights of action against the Contractor and Architect for loss of use of the Owner’s property, due to fire or other hazards however caused.

§ 11.5 Adjustment and Settlement of Insured Loss

§ 11.5.1 A loss insured under the property insurance required by the Agreement shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.5.2. The Owner shall pay the Architect and Contractor their just shares of insurance proceeds received by the Owner, and by appropriate agreements the Architect and Contractor shall make payments to their consultants and Subcontractors in similar manner.

§ 11.5.2 Prior to settlement of an insured loss, the Owner shall notify the Contractor of the terms of the proposed settlement as well as the proposed allocation of the insurance proceeds. The Contractor shall have 14 days from receipt of notice to object to the proposed settlement or allocation of the proceeds. If the Contractor does not object, the Owner shall settle the loss and the Contractor shall be bound by the settlement and allocation. Upon receipt, the Owner shall deposit the insurance proceeds in a separate account and make the appropriate distributions. Thereafter, if no other agreement is made or the Owner does not terminate the Contract for convenience, the Owner and Contractor shall execute a Change Order for reconstruction of the damaged or destroyed Work in the amount allocated for that purpose. If the Contractor timely objects to either the terms of the proposed settlement or the allocation of the proceeds, the Owner may proceed to settle the insured loss, and any dispute between the Owner and Contractor arising out of the settlement or allocation of the proceeds shall be resolved pursuant to Article 15. Pending resolution of any dispute, the Owner may issue a Construction Change Directive for the reconstruction of the damaged or destroyed Work.

(3B9ADA20)	PAGE \* MERGEFORMAT 1

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ARTICLE 12   UNCOVERING AND CORRECTION OF WORK

§ 12.1 Uncovering of Work

§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect, be uncovered for the Architect’s examination and be replaced at the Contractor’s expense without change in the Contract Time.

§ 12.1.2 If a portion of the Work has been covered that the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, the Contractor shall be entitled to an equitable adjustment to the Contract Sum and Contract Time as may be appropriate. If such Work is not in accordance with the Contract Documents, the costs of uncovering the Work, and the cost of correction, shall be at the Contractor’s expense.

§ 12.2 Correction of Work

§ 12.2.1 Before Substantial Completion

The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, discovered before Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense.

§ 12.2.2 After Substantial Completion

§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of any applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of notice from the Owner to do so, unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor pursuant to this Section 12.2.2.1, but Owner does not waive any rights to claims for latent defects not known by the Owner in the one-year period of correction. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.5.

§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.

§ 12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2.

§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction of the Owner or Separate Contractors, whether completed or partially completed, caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.

§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

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§ 12.3 Acceptance of Nonconforming Work

If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13   MISCELLANEOUS PROVISIONS

§ 13.1 Governing Law

The Contract shall be governed by the law of the place where the Project is located, excluding that jurisdiction’s choice of law rules. If the parties have selected arbitration as the method of binding dispute resolution, the Federal Arbitration Act shall govern Section 15.4.

§ 13.2 Successors and Assigns

§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns, and legal representatives to covenants, agreements, and obligations contained in the Contract Documents. Except as provided in Section 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate the assignment.

§ 13.3 Rights and Remedies

§ 13.3.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights, and remedies otherwise imposed or available by law.

§ 13.3.2 No action or failure to act by the Owner, Architect, or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed upon in writing.

§ 13.4 Tests and Inspections

§ 13.4.1 Tests, inspections, and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules, and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections, and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections, and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections, or approvals that do not become requirements until after bids are received or negotiations concluded. The Owner shall directly arrange and pay for tests, inspections, or approvals where building codes or applicable laws or regulations so require.

§ 13.4.2 If the Architect, Owner, or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection, or approval not included under Section 13.4.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection, or approval, by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.4.3, shall be at the Owner’s expense.

§ 13.4.3 If procedures for testing, inspection, or approval under Sections 13.4.1 and 13.4.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure, including those of repeated procedures and compensation for the Architect’s services and expenses, shall be at the Contractor’s expense.

§ 13.4.4 Required certificates of testing, inspection, or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

§ 13.4.5 If the Architect is to observe tests, inspections, or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 13.4.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

§ 13.5 Interest

Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the rate the parties agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

ARTICLE 14   TERMINATION OR SUSPENSION OF THE CONTRACT

§ 14.1 Termination by the Contractor

§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, for any of the following reasons:

1.	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
2.	An act of government, such as a declaration of national emergency, that requires all Work to be stopped;
3.

Because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

4.	The Owner has failed to furnish to the Contractor reasonable evidence as required by Section 2.2.

§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, repeated suspensions, delays, or interruptions of the entire Work by the Owner as described in Section 14.3, constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365‑day period, whichever is less.

§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed, as well as reasonable overhead and profit on Work  completed to date, but not lost profit on Work never performed because of  the termination.

§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, or their agents or employees or any other persons or entities performing portions of the Work because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.

§ 14.2 Termination by the Owner for Cause

§ 14.2.1 The Owner may terminate the Contract if the Contractor

1.	repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
2.	fails to make payment to Subcontractors or suppliers in accordance with the respective agreements between the Contractor and the Subcontractors or Suppliers;
3.	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
4.	otherwise is guilty of substantial breach of a provision of the Contract Documents.

§ 14.2.2 When any of the reasons described in Section 14.2.1 exist, and upon certification by the Architect that sufficient cause exists to justify such action, the Owner may, without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

1.	Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
2.	Accept assignment of subcontracts pursuant to Section 5.4; and
3.

Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

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AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

§ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Initial Decision Maker, upon application, and this obligation for payment shall survive termination of the Contract.

§ 14.3 Suspension by the Owner for Convenience

§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work, in whole or in part for such period of time as the Owner may determine.

§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay, or interruption under Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent

1.	that performance is, was, or would have been, so suspended, delayed, or interrupted, by another cause for which the Contractor is responsible; or
2.	that an equitable adjustment is made or denied under another provision of the Contract.

§ 14.4 Termination by the Owner for Convenience

§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.

§ 14.4.2 Upon receipt of notice from the Owner of such termination for the Owner’s convenience, the Contractor shall

1.	cease operations as directed by the Owner in the notice;
2.	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and
3.

except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

§ 14.4.3 In case of such termination for the Owner’s convenience, the Owner shall pay the Contractor for Work properly executed; costs incurred by reason of the termination, including costs attributable to termination of Subcontracts; and a proportionate amount of the Contractor’s Fee based on the percentage of the Work completed up to the date of the termination. Only in the event that the Owner terminates the Contract for convenience under this Section 14.4 and the Owner (or its assignee) continues construction or recommences construction of the Project within 12 months, the Contractor shall be entitled to payment of its reasonably expected Contractor’s Fee on the entire Work. In no other event shall Contractor be entitled to overhead and profit on Work that is never performed as a result of the termination..

ARTICLE 15   CLAIMS AND DISPUTES

§ 15.1 Claims

§ 15.1.1 Definition

A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, a change in the Contract Time, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim. This Section 15.1.1 does not require the Owner to file a Claim in order to impose liquidated damages in accordance with the Contract Documents.

§ 15.1.2 Time Limits on Claims

The Owner and Contractor shall commence all Claims and causes of action against the other and arising out of or related to the Contract, whether in contract, tort, breach of warranty or otherwise, in accordance with the requirements of the binding dispute resolution method selected in the Agreement and within the period specified by applicable law.

§ 15.1.3 Notice of Claims

§ 15.1.3.1 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered prior to expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other party and to the Initial Decision Maker with a copy sent to the Architect, if the Architect is not serving as the Initial Decision Maker. Claims by either party under this Section 15.1.3.1 shall be initiated within 21 days after occurrence of

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the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.

§ 15.1.3.2 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other party. In such event, no decision by the Initial Decision Maker is required.

§ 15.1.4 Continuing Contract Performance

§ 15.1.4.1 Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

§ 15.1.4.2 The Contract Sum and Contract Time shall be adjusted in accordance with the Initial Decision Maker’s decision, subject to the right of either party to proceed in accordance with this Article 15. The Architect will issue Certificates for Payment in accordance with the decision of the Initial Decision Maker.

§ 15.1.5 Claims for Additional Cost

If the Contractor wishes to make a Claim for an increase in the Contract Sum, notice as provided in Section 15.1.3 shall be given before proceeding to execute the portion of the Work that is the subject of the Claim or such claim shall be deemed to be waived. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4. To be valid, any notices must be accompanied by specific detail setting forth the basis of the increase of the contract sum.

§ 15.1.6 Claims for Additional Time

§ 15.1.6.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, notice as provided in Section 15.1.3 shall be given or such claims shall be deemed to be waived. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

§ 15.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction.

§ 15.1.7 Waiver of Claims for Consequential Damages

The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes

1.

damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

2.

damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit, except anticipated profit arising directly from the Work.

This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.7 shall be deemed to preclude assessment of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.

§ 15.2 Initial Decision

§ 15.2.1 Claims, excluding those where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 12.2.2 or arising under Sections 10.3, 10.4, and 11.5, shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim. If an initial decision has not been rendered within 30 days after the Claim has been referred to the Initial Decision Maker, the party asserting the Claim may demand mediation and binding dispute resolution without a decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor and persons or entities other than the Owner.

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§ 15.2.2 The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is unable to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the Initial Decision Maker’s sole discretion, it would be inappropriate for the Initial Decision Maker to resolve the Claim.

§ 15.2.3 In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner’s expense.

§ 15.2.4 If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of the request, and shall either (1) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when the response or supporting data will be furnished, or (3) advise the Initial Decision Maker that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in part.

§ 15.2.5 The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to appeal to a court having proper jurisdiction.

§ 15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

§ 15.2.8 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 15.4  [Intentionally Omitted]

(Paragraph Deleted)

ARTICLE 16   MISCELLANEOUS PROVISIONS

§ 16.1 Loans The Owner may hereafter obtain debt financing for the Project (or for future phases of the Project.) (the Loans), and the lender(s) of such debt financing (“Lenders”) may impose certain conditions and restrictions relating to the construction of the Project to be incorporated into the Contract. Prior to the Owner’s closing on the Loans, Owner and Contractor acknowledge and agree that they shall use their best efforts to amend the Contract to incorporate any commercially reasonable required conditions and restrictions on terms mutually acceptable to the parties. Contractor will also use its best efforts, and Owner shall assist Contractor, with respect to incorporating through written amendment or otherwise enforcing any and all such required conditions and restrictions with respect to each subcontract relating to the Project into which Contractor enters and with respect to each sub subcontract relating to the Project into which any subcontractor enters.

§ 16.2 Insurance The Contractor hereby acknowledges delivery and receipt of the Exhibit E describing the forms, types, and amounts of insurance coverage to be maintained by the Contractor and its Subcontractors. Additionally, the Contractor agrees to fully comply and to cause its Subcontractors to comply with such insurance requirements. Prior to commencement of construction, the Contractor shall furnish and shall cause its Subcontractors to furnish the Owner with appropriate certificates of insurance evidencing that all such insurance requirements have been satisfied. If the Contractor fails to furnish and maintain insurance as required hereby, the Owner may, upon three (3) days’ prior written notice to the Contractor, purchase such insurance on behalf of the Contractor, and the Contractor shall pay the cost of such insurance to the Owner upon demand therefor and shall furnish to the Owner any information needed to obtain such insurance. Insurance policies shall be kept in full force and effect until the date that is one (1) year following the date of final payment to the Contractor for the Project, except with respect to

(3B9ADA20)	PAGE \* MERGEFORMAT 1

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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products and completed operations coverage, which shall be maintained for such longer period as otherwise is expressly provided in a schedule to this Contract to be added at a future date by mutual agreement by Owner and Contractor.

§ 16.3 Progress Payments / Retainage No progress payments will be made that deplete retainage below five percent (5%) of that place funds into escrow that are required for such retainage.

§ 16.4 Subcontracts Contractor shall not issue any payments to Subcontractors until receipt of fully executed lien waivers with respect to completed Work for which payment has been received by the Subcontractor. Owner and Contractor agree that, provided Contractor is not in default of its obligations to pay Subcontractors under this AIA Contract, all disbursements will be made directly to the Contractor and there shall be no joint checks. Contractor shall promptly advise Owner of any claims or demand by a Subcontractor claiming that any amount is overdue to such Subcontractor or claiming any default by Contractor in any of its obligations to such Subcontractor. To the fullest extent permitted by the law, Contractor shall indemnify, defend and hold harmless Owner and Owner’s lenders against any assertion of claims for mechanics’ liens and any and all other types of payment claims asserted by Subcontractors, Subsubcontractors, material suppliers rental equipment providers, laborers, and any other persons or entities furnishing labor, material, skill, or equipment in connection with the Project and against any assertion or security interests by suppliers of goods or materials, unless such lien or claim arises as a result of Owner’s failure to pay Contractor amounts owned under this Contract.

§ 16.5 Sworn Statement Contractor shall deliver to Owner a contractor’s sworn statement, duly executed and acknowledged and in a form satisfactory to Owner, listing all Subcontractors (or indicating those portions of the Work that are yet to be let) and the amount of each such subcontract.

§ 16.6 Project Appearance Contractor acknowledges and agrees that Owner’s business is reliant upon the appearance of the Project and, therefore, beginning from the date of commencement and thereafter until Project completion, daily clean up of the work site is imperative. Contractor and its Subcontractors shall, to the extent possible, clean up their work area on a daily basis and leave it free from unnecessary debris, including without limitation, any ground debris such as nails that may be in the parking area during the Contract Time. In the instance that Contractor fails to clean up on a daily basis then Owner may clean up and back charge Contractor for its actual labor costs incurred in completing the same; provided that 24‑hour written notice has been provided to the Contractor and Contractor has failed to remedy any shortcomings in its clean-up during such time period.

§ 16.7 Construction Services Notwithstanding anything else contained in the Contract, the following services shall be provided:

1.

Contractor will be responsible for leading the team during the construction process. Contractor will hold Owner, Archtiect, and CM/Weekly Progress meetings, or Bi-Monthly Progress meetings if so agreed by the Contracor, Owner, and Architect. Contractor will prepare monthly meeting minutes to include action items and responsibilities.

2.

Contractor will update the schedule or assist the Architect in doing so, monthly, or more frequently if warranted. The schedule will indicate work completed, work to be done, and project status in relation to the schedule.

3.

Contractor will establish a costs control system enabling Owner to review, by trade, current costs in relation to final costs projections. Contractor will also establish a change order control system to advise Contractor of potential added costs, thereby enabling Contractor to make knowledgeable project decisions. The change order control system will be reviewed weekly in Weekly Progress Meeting. No change order will be effective unless the same is executed by a duly authorized representative of the Contractor and Owner, and approved by other parties required pursuant to the terms of any construction loan on the Project (as defined herein), and otherwise satisfies the requirements of any contraction loans. Prior to submitting change order requests to Contractor, Owner will review all subcontractor and supplier submittals to verify that they in fact represent project scope changes. Any approved change orders may result in a decrease or increase in the Contract Sum.

4.

Contractor will institute a reasonable submittal process after consultation with the Architect. To facilitate timely review and response, in advance of submittals Contractor will provide Owner and Architect with a list of anticipated submittals and submission dates.

5.

Contractor will provide quality supervision and management over all field activities. This includes on-site trades, coordination, self-performed work, efficient use of materials, and coordination of other involved

(3B9ADA20)	PAGE \* MERGEFORMAT 1

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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parties. To the extent required, Contractor will provide any necessary temporary structures in connection with the Project.

6.

Contractor will be responsible for monitoring compliance with all Project-established quality standards. This includes standards as mutually agreed upon between Owner and Contractor established during pre-construction, included in the contract documents, and included in the subcontractor agreements. Contractor will also monitor subcontractor compliance on warranty repairs.

7.

Contractor will establish a closeout checklist of all required items and activities in the contract documents. Contractor will use the checklist to keep Owner and Architect informed of closeout phases progress during the Weekly Progress Meetings.

8.

Contractor will manage any residual warranty work required pursuant to the contractual warranty period, which will not be less than one (1) year following Substantial Completion. Nothing contained herein shall be construed to limit Contractor’s liability for contraction defect arising before the expiration of any applicable statue of limitations or statue of repose under Minnesota law.

9.

If a mechanics’ lien is filed by any Subcontractor, Subcontractor, supplier, rental equipment provider, laborer, or any other person or entity furnishing labor, material, skill equipment, or other lienable services in connection with the Project, and provided that the Owner is not in material breach of tis payment obligations to Contractor under this Agreement or promptly cures any such material breach, Contractor will within twenty (20) days after the lien is filed (or such shorter period as is necessary to avoid a default on the Loans or a material delay to disbursement of proceeds of the Loans), at the Contractor’s election, either (a) cause the claimant to be paid in full and the lien to be satisfied and release of record, (b) cause the lien to be satisfied and released of record by depositing a lien bond or cash with the appropriate Minnesota court in a manner consistent with the Minnesota Mechanics Lien Act, or (c) make a cash deposit equal to one hundred fifty percent (150%) of each lien in separate escrow accounts held by the Owner’s title insurance company on behalf of Owner, and the Lenders, as security for the payment of such lien, in a manner sufficient for the title company to continue insuring marketable title to the Project. The form of the escrow agreement will be reasonably acceptable to Owner and the Lenders, and will allow for the escrowed funds to be used to satisfy the lien in the event that the Contractor shall fail to successfully defend against the lien or cause it to be satisfied. The escrow deposit required by this paragraph shall be in addition to Contractor’s obligations to indemnify, defend, and hold harmless the Owner and the Lenders pursuant to this Agreement.

10.

Waiver of Subrogation. Contractor will have the insurer providing its general liability insurance waive all rights of subrogation it may have against Owner with respect to the Project. If the policy of insurance referred to in this paragraph requires an endorsement to provide for continued coverage where there is a waiver of subrogation, Contractor will cause it to be so endorsed.

11.

Assignment. Owner may assign its rights, claims, benefits, and interests under the Contractor to any future party holding title to the Project or to any of it is lenders. All promises, warranties, covenants, and agreements of Contractor will inure to the benefit of such assignee(s). Such assignee(s) will be entitled to the full benefits, and will be subject to the obligations, of the Contract, and may directly enforce performance of the Contract by Contractor for the benefit such assignee. Any direct assignee of Owner (but not a lender) shall assume all obligations of Owner under the Contract, including, but not limited to, the obligation to be responsible for costs associated with delays to the Contract caused solely by the Owner assigning the Contract to such assignee.

§ 16.8 Dispute Resolution Notwithstanding anything in the Agreement to the contrary, Owner and Contractor agree that, neither party shall be compelled to seek, or shall otherwise be bound by, mediation or arbitration as a means of dispute resolution for any controversy or claim arising out of or relating to the Agreement, unless otherwise agreed to in writing by Owner and Contractor after the date of the Agreement. Owner and Contractor may pursue any remedy available to such party at law or in equity. If any party institutes any legal suit, action, or proceeding against the other party to enforce the Agreement arising out of or relating to this Agreement, the prevailing party in the suit, action, or proceeding is entitled to receive, and the non-prevailing party shall pay, in addition to all other remedies to which the prevailing party may be entitled, the costs and expenses incurred by the prevailing party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses.

§ 16.9 Suspension / Debarment Contractor certifies that neither it nor its principals are currently debarred, suspended, proposed for debarment, declared ineligible, or voluntary excluded from participation in this Project.

(3B9ADA20)	PAGE \* MERGEFORMAT 1

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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§ 16.10 Signage Contractor shall cooperate to post Project signage in a manner consistent with criteria established or required by any Lenders.

§ 16.11 Reporting Contractor shall comply with all commercially reasonable reporting requirements on behalf of Owner as may apply to the construction of the Work which are imposed by Lenders.

§ 16.12 Lien Waivers Contractor shall, with each Application for Payment, deliver to Owner waivers of mechanic’s lien and/or materialman’s lien from itself and from all subcontractors and material suppliers furnishing labor and/or materials to the Project, which waivers shall unconditionally waive any mechanic’s lien or similar payment claim through the date of the previous Application for Payment and shall be in a form acceptable to Owner. The receipt by the Owner of all lien waivers required hereunder through the date of a previous Application for Payment shall be a condition of funding any amount Application for Payment.

(3B9ADA20)	PAGE \* MERGEFORMAT 1

AIA Document A201™ – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 by The American Institute of Architects. All rights reserved. WARNING: This AIA®   Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA®   Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 09:30:44 on 08/20/2018 under Order No. 6608673123 which expires on 12/06/2018, and is not for resale.

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Bridgewater Bank

Exhibit A – List of Drawings

Sheet	Description	Date
A010	ACCESSIBILITY REQUIREMENTS	6/21/2018
A050	SLAB EDGE PLAN - LEVEL P1	6/21/2018
A051	SLAB EDGE PLAN - LEVEL 1	6/21/2018
A052	SLAB EDGE PLAN - LEVEL 2	6/21/2018
A053	SLAB EDGE PLAN - LEVEL 3	6/21/2018
A054	SLAB EDGE PLAN - LEVEL 4	6/21/2018
A055	SLAB EDGE PLAN - ROOF	6/21/2018
A090	FLOOR PLAN - LEVEL P2 NORTH	6/21/2018
A091	FLOOR PLAN - LEVEL P2 SOUTH	6/6/2018
A100	FLOOR PLAN - LEVEL P1 NORTH	6/21/2018
A101	FLOOR PLAN - LEVEL P1 SOUTH	6/21/2018
A110	FLOOR PLAN - LEVEL 1 - BANK & LOBBY	6/21/2018
A111	FLOOR PLAN - LEVEL 1 - RETAIL	6/21/2018
A112	FLOOR PLAN - LEVEL 1 - PARKING RAMP	6/21/2018
A120	FLOOR PLAN - LEVEL 2	6/21/2018
A130	FLOOR PLAN - LEVEL 3	6/21/2018
A140	FLOOR PLAN - LEVEL 4	6/21/2018
A160	ROOF PLAN	6/6/2018
A200	EXTERIOR ELEVATIONS	6/21/2018
A201	EXTERIOR ELEVATIONS	6/21/2018
A350	WALL SECTIONS	6/21/2018
A351	WALL SECTIONS	6/21/2018
A352	WALL SECTIONS	6/21/2018
A353	WALL SECTIONS	6/21/2018
A360	STAIR A SECTIONS AND ELEVATOR PLANS	6/21/2018
A361	ELEVATOR SECTIONS	6/6/2018
A362	STAIR B AND C PLANS	6/21/2018
A363	STAIR B AND C SECTIONS	6/21/2018
A400	TOILET ENLARGED PLANS AND ELEVATIONS	5/29/2018
A401	TOILET ENLARGED PLANS AND ELEVATIONS	5/29/2018
A450	INTERIOR ELEVATIONS	5/29/2018
A500	PLAN DETAILS	6/21/2018
A501	EXTERIOR DETAILS	6/21/2018
A502	EXTERIOR DETAILS	6/21/2018
A503	EXTERIOR DETAILS	6/21/2018
A510	BANDSHELL PLAN, ELEVATIONS and DETAILS	5/29/2018
A511	BANDSHELL DETAILS	5/29/2018
A600	CONSTRUCTION ASSEMBLIES - VERTICAL	6/6/2018
A601	CONSTRUCTION ASSEMBLIES - HORIZONTAL	6/21/2018
A620	OPENING SCHEDULE	6/21/2018

Bridgewater Bank

A630	WINDOW WALL AND CURTAIN WALL TYPES	6/21/2018
A640	WINDOW WALL TYPES	6/21/2018
A700	RCP - LEVEL P1 NORTH	6/21/2018
A701	RCP - LEVEL P1 SOUTH	6/21/2018
A710	RCP - LEVEL 1	6/21/2018
A720	RCP - LEVEL 2	6/21/2018
A730	RCP - LEVEL 3	6/21/2018
A740	RCP - LEVEL 4	6/21/2018
AL100	LEVEL ONE LIGHTING PLAN	5/29/2018
AL200	LEVEL TWO AND THREE LIGHTING LAYOUT	5/29/2018
AL-P1	LIGHTING PLAN	5/29/2018
AL-P2	LIGHTING PLAN	5/29/2018
0	REMOVALS PLAN	5/29/2018
1	PROPERTY LINE EXHIBIT	5/29/2018
C0.0	TITLE SHEET	5/29/2018
C2.0	SITE PLAN	5/29/2018
C2.1	SITE PLAN - NORTHERN DRIVE	5/29/2018
C2.2	VEHICLE TURNING MOVEMENT PLAN	5/29/2018
C2.3	RIGHT OF WAY DEDICATION EXHIBIT	5/29/2018
C3.0	GRADING PLAN	5/29/2018
C3.1	GRADING PLAN - NORTHERN DRIVE	5/29/2018
C4.0	UTILITY PLAN	5/29/2018
C5.0	CIVIL DETAILS	5/29/2018
C5.1	CIVIL DETAILS	5/29/2018
C5.2	CIVIL DETAILS	5/29/2018
C5.3	CIVIL DETAILS	5/29/2018
V1.0	SITE SURVEY	5/29/2018
V1.1	FINAL PLAT - PAGE 1	5/29/2018
V1 .2	FINAL PLAT - PAGE 2	5/29/2018
E000	ELECTRICAL TITLE SHEET	5/29/2018
E001	ELECTRICAL SITE PLAN	5/29/2018
E090	LIGHTING PLAN - LEVEL P2 NORTH	5/29/2018
E091	LIGHTING PLAN - LEVEL P2 SOUTH	5/29/2018
E100	LIGHTING PLAN - LEVEL P1 NORTH	5/29/2018
E101	LIGHTING PLAN - LEVEL P1 SOUTH	5/29/2018
E110	LIGHTING PLAN - LEVEL 1 - BANK & LOBBY	5/29/2018
E111	LIGHTING PLAN - LEVEL 1 - RETAIL	5/29/2018
E120	LIGHTING PLAN - LEVEL 2 - OFFICE TYPICAL FOR LEVELS 3 AND 4	5/29/2018
E121	LIGHTING PLAN - LEVEL 2 - AMENITY TYPICAL FOR LEVELS 3 AND 4	5/29/2018
E290	POWER & SYSTEMS PLAN - LEVEL P2 NORTH	5/29/2018
E291	POWER & SYSTEMS PLAN - LEVEL P2 SOUTH	5/29/2018
E300	POWER & SYSTEMS PLAN - LEVEL P1 NORTH	5/29/2018
E301	POWER & SYSTEMS PLAN - LEVEL P1 SOUTH	5/29/2018

Bridgewater Bank

E310	POWER & SYSTEMS PLAN - LEVEL 1 - BANK & LOBBY	5/29/2018
E311	POWER & SYSTEMS PLAN - LEVEL 1 - RETAIL	5/29/2018
E320	POWER & SYSTEMS PLAN - LEVEL 2 - OFFICE	5/29/2018
E321	POWER & SYSTEMS PLAN - LEVEL 2 - AMENITY	5/29/2018
E330	POWER & SYSTEMS PLAN - LEVEL 3 - OFFICE	5/29/2018
E331	POWER & SYSTEMS PLAN - LEVEL 3 - AMENITY	5/29/2018
E340	POWER & SYSTEMS PLAN - LEVEL 4 - OFFICE	5/29/2018
E341	POWER & SYSTEMS PLAN - LEVEL 4 - AMENITY	5/29/2018
E360	POWER & SYSTEMS PLAN - ROOF	5/29/2018
E400	ELECTRICAL RISER DIAGRAM	5/29/2018
E602	ELECTRICAL LUMINAIRE SCHEDULES	5/29/2018
G000	COVER SHEET	6/21/2018
G100	LIFE SAFETY	6/21/2018
G110	LIFE SAFETY	6/21/2018
G120	LIFE SAFETY	6/21/2018
L001	TREE PRESERVATION PLAN	5/29/2018
L100	SITE AND AMENITY DECK LANDSCAPE PLANS	5/29/2018
L400	LANDSCAPE ENLARGEMENT	5/29/2018
L500	LANDSCAPE DETAILS AND NOTES	6/6/2018
L501	LANDSCAPE AND AMENITY DECK DETAILS	5/29/2018
M000	MECHANICAL TITLE SHEET	5/29/2018
M090	MECHANICAL PLAN - LEVEL P2 NORTH	5/29/2018
M091	MECHANICAL PLAN - LEVEL P2 SOUTH	5/29/2018
M100	MECHANICAL PLAN - LEVEL P1 NORTH	5/29/2018
M101	MECHANICAL PLAN - LEVEL P1 SOUTH	5/29/2018
M110	MECHANICAL PLAN - LEVEL 1 - BANK & LOBBY	5/29/2018
M111	MECHANICAL PLAN - LEVEL 1 - RETAIL	5/29/2018
M112	MECHANICAL PLAN - LEVEL 1 - PARKING RAMP	5/29/2018
M120	MECHANICAL PLAN - LEVEL 2 - OFFICE	5/29/2018
M121	MECHANICAL PLAN - LEVEL 2 - AMENITY	5/29/2018
M130	MECHANICAL PLAN - LEVEL 3 - OFFICE	5/29/2018
M140	MECHANICAL PLAN - LEVEL 4 - OFFICE	5/29/2018
M160	MECHANICAL PLAN - ROOF	5/29/2018
M500	MECHANICAL DETAILS	5/29/2018
M501	MECHANICAL DETAILS	5/29/2018
M502	MECHANICAL DETAILS	5/29/2018
M600	MECHANICAL SCHEDULES	5/29/2018
M601	MECHANICAL SCHEDULES	5/29/2018
S000	STRUCTURAL GENERAL NOTES	6/6/2018
S001	STRUCTURAL GENERAL NOTES CONTD	6/6/2018
S002	STRUCTURAL STATEMENT AND SCHEDULE OF SPECIAL INSPECTIONS	6/6/2018
S010	STRUCTURAL LOAD MAPS	6/6/2018
S011	STRUCTURAL LOAD MAPS	6/6/2018

Bridgewater Bank

S090	STRUCTURAL LEVEL P2 FOUNDATION PLAN	6/6/2018
S091	STRUCTURAL LEVEL P2 FOUNDATION PLAN	6/6/2018
S100	STRUCTURAL LEVEL P1 MILD REINFORCING PLAN	6/6/2018
S100A	STRUCTURAL LEVEL P1 POST-TENSIONED FRAMING PLAN	6/6/2018
S101	STRUCTURAL LEVEL P1 MILD REINFORCING PLAN	6/6/2018
S101A	STRUCTURAL LEVEL P1 POST-TENSIONED FRAMING PLAN	6/6/2018
S110	STRUCTURAL LEVEL 1 MILD REINFORCING PLAN	6/6/2018
S110A	STRUCTURAL LEVEL 1 POST-TENSIONED FRAMING PLAN	6/6/2018
S110B	STRUCTURAL LEVEL 1 OVERFRAMING PLAN	6/6/2018
S112	STRUCTURAL LEVEL 1 MILD REINFORCING PLAN	6/6/2018
S112A	STRUCTURAL LEVEL 1 POST-TENSIONED FRAMING PLAN	6/6/2018
S112B	STRUCTURAL LEVEL 1 OVERFRAMING PLAN	6/6/2018
S120	STRUCTURAL LEVEL 2 MILD REINFORCING PLAN	6/6/2018
S120A	STRUCTURAL LEVEL 2 POST-TENSIONED FRAMING PLAN	6/6/2018
S130	STRUCTURAL LEVEL 3 MILD REINFORCING PLAN	6/6/2018
S130A	STRUCTURAL LEVEL 3 POST-TENSIONED FRAMING PLAN	6/6/2018
S140	STRUCTURAL LEVEL 4 MILD REINFORCING PLAN	6/6/2018
S140A	STRUCTURAL LEVEL 4 POST-TENSIONED FRAMING PLAN	6/6/2018
S160	STRUCTURAL ROOF MILD REINFORCING PLAN	6/6/2018
S160A	STRUCTURAL ROOF POST-TENSIONED FRAMING PLAN	6/6/2018
S301	STRUCTURAL CONCRETE COLUMN ELEVATIONS	6/6/2018
S302	STRUCTURAL CONCRETE COLUMN DETAILS	6/6/2018
S303	STRUCTURAL CONCRETE SHEAR WALL ELEVATIONS	6/6/2018
S304	STRUCTURAL CONCRETE SHEAR WALL ELEVATIONS	6/6/2018
S305	STRUCTURAL CONCRETE SHEAR WALL ELEVATIONS	6/6/2018
S401	STRUCTURAL FOUNDATION DETAILS	6/6/2018
S402	STRUCTURAL FOUNDATION DETAILS	6/6/2018
S403	STRUCTURAL FOUNDATION DETAILS	6/6/2018
S410	STRUCTURAL MAT FOUNDATION DETAILS	6/6/2018
S420	STRUCTURAL BASEMENT WALL SECTIONS	6/6/2018
S421	STRUCTURAL BASEMENT WALL SECTIONS	6/6/2018
S422	STRUCTURAL BASEMENT WALL SECTIONS	6/6/2018
S501	STRUCTURAL CONCRETE FRAMING DETAILS	6/6/2018
S502	STRUCTURAL CONCRETE FRAMING DETAILS	6/6/2018
S503	STRUCTURAL CONCRETE FRAMING DETAILS	6/6/2018
S511	STRUCTURAL CONCRETE BEAM ELEVATIONS	6/6/2018
S701	STRUCTURAL STEEL FRAMING DETAILS	6/6/2018
S710	STRUCTURAL STEEL FRAMING DETAILS	6/6/2018
S711	STRUCTURAL STEEL FRAMING DETAILS	5/29/2018
S801	STRUCTURAL COLD FORMED STEEL FRAMING DETAILS	6/6/2018
SW1.0	SWPPP - EXISTING CONDITIONS	5/29/2018
SW1.1	SWPPP - PROPOSED CONDITIONS	5/29/2018
SW1.2	SWPPP - DETAILS & NARRATIVE	5/29/2018

Bridgewater Bank

SW1.3	SWPPP - ATTACHMENTS	5/29/2018
SW1.4	SWPPP - ATTACHMENTS	5/29/2018
SW1.5	SWPPP - ATTACHMENTS	5/29/2018

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Bridgewater Bank Corporate Center Clarifications

Exhibit B - Clarifications

August 13th, 2018

Project Owner/Developer:             Bridgewater Bank

Project Architect:                           DJR Architecture

Design Documents:                        Bid Set 05/29/2018

▪	Architectural Plans – 05/29/18
▪	Civil Plans – 05/29/2018
▪	Electrical Plans – 05/29/18
▪	Landscape Plans – 05/29/18
▪	Lighting Plans – 05/29/18
▪	Mechanical Plans – 05/29/18
▪	Structual Plans – 05/29/18
▪	Phase 1 Environmental Site Assessment 05/14/18
▪	Geotechnical Evaluation Report 04/05/18
▪	Mechanical and Electrical Schematic Design Narrative 05/15/18
▪	Addendum 1 – 06/06/18
▪	Addendum 2 – 06/20/18

The following clarifications were used in preparing the cost estimate for Bridgewater Bank Corporate Center:

General:

1.	Construction is scheduled to commence September 11th, 2018 and be substantially complete 13 months from the start of construction.
2.

State of Minnesota, Hennepin County and City of St Louis Park sales tax for purchase of materials and/or rental of equipment, whether permanently incorporated or exclusively used for the execution of the work, has been included at 7.525%. All allowances for materials are inclusive of sales tax.

3.

Project cost associated with the Owner, Architect, Engineers, consulting services, other professional services, Architect’s & Engineer’s reimbursable, land acquisition, development costs, off-site improvements, permits and other fees, survey and soil exploration, and hazardous abatement costs have not been included within this budget estimate, unless noted otherwise in this scope narrative.

4.	Sidewalk closures on Montery and Excelsior is permitted and expected per the City of St Louis Park. Pedestrian traffic will be re-routed to the west side of Monetery and the south side of Excelsior.
5.	General Liability Insurance is included.
6.	Reuter Walton Owner’s Protective Liability Policy is included. (VE #D1.1)
7.

Parking stalls in front of the existing bank will remain open however vehicle access to the stalls will not be permitted while storm infiltration tank #2 is being installed.  The existing stalls will be utilized for over excavation while installing the infiltration tank #2.

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Bridgewater Bank Corporate Center Clarifications

Division 2 – Existing Conditions

8.

Structural modifications to existing Bridewater Bank foundation are excluded.  Pricing assumes precast beam can be cut and no additional structure is required.  (existing building as-builts are not available)

Division 3 – Concrete

9.	Concrete “Board” form finish is included at the exterior exposed walls of the parking ramp and in Stairwell “A.”
10.	6” structural slab is included at aggregate pier areas. Void form is excluded.
11.	Class “B” form finish is included at all structural concrete unless otherwise clarified.
12.	Concrete pan filled stairs are included at all stairwells.
13.	Concrete winter conditions are included. (see Allowance 1A)

Division 4 - Masonry

14.	n/a

Division 5 – Metals

15.	Cable railings are included in Stairwell A. Picket railings are included in Stairwells B and C.
16.	Galvanized ¼” x 4” angled steel slats are included at 6” on center. (VE #D5.2)

Division 6 – Woods and Plastics

17.	n/a

Division 7 – Thermal and Moisture Protection

18.	Hot fluid-applied, fully re-inforced, 215‑mil waterproofing is included at the building foundation.
19.	Carlisle CCW‑500 hot fluid-applied waterproofing is included at exterior areas above P1.
20.	Alucobond FR-Core ACM metal panels are included with a mix of (2) anodized colors. (VE #D7.3)
21.	Fundermax N-Look Phenolic Panels are included as (1) standard color.
22.	Gridworx sub-girt system is included behind metal panels.
23.	Longboard siding infill is included at the canopies and amenity trellis.
24.	60‑mil fully adhered EPDM roofing membrane is included at the 2nd/3rd/4th amenity decks.
25.	Fluid applied vapor retarder is included below the roofing membrane.
26.	Mechanical equipment screening is included as UC‑500 metal panels. (VE#7.5)

Division 8 – Openings

27.	Pre-finished wood doors are included.
28.	Rytec high speed overhead doors are included at the (2) garage entrances.
29.	(3) Smoke curtains are included at the 1st level elevator openings.
30.	Standard mechanically fastened window wall corners in lieu of structural silicone glazed (SSG) corners. (VE #D8.1)

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Bridgewater Bank Corporate Center Clarifications

Division 9 – Finishes

31.	Level 4 drywall finish is included and all drywall partitions. Ceilings are exposed.
32.	4” continuous insulation with z-furring and 5/8” gypsum board ceiling is included at the P1 parking garage below the interior building space.
33.	Interior finishes and fixtures are excluded. (VE #D9.1)
34.	Armstrong “Vinylrock” white 2x2 square edge ceiling tile with 6” unfaced batt insulation is included for plumbing in level P1.

Division 10 - Specialties

35.	n/a

Division 11 – Equipment

36.	Includes roof anchors designed and fabricated by Engineered Supply LLC.

Division 12 – Furnishings

37.	n/a

Division 13 – Special Construction

38.	n/a

Division 14 – Conveying Equipment

39.	(1) Otis Gen2 MRL elevator with capacity of 3,500 lbs and speed of 350 FPM are included. (VE #D14.1)
40.	(1) Otis Gen2 MRL elevator with capacity of 5,000 lbs and speed of 350 FPM is included.

Division 21 – Fire Suppression

41.	Adequate water pressure is assumed on site therefore a fire pump is excluded. (not required by code)

Division 22 - Plumbing

42.	Design/Build plumbing is included per Emanuelson Podus Schematic Design Narrative dated 5‑18‑18 and per applicable codes.
43.	Plumbing fixtures are included at level 1 restrooms only.
44.	Adequate water pressure is assumed on site therefore a domester water boosted pump is excluded.

Division 23 - HVAC

45.	Design/Build HVAC is included per Emanuelson Podus Schematic Design Narrative dated 5‑18‑18 and per applicable codes.
46.	Stand alone thermostats are included for roof top units.
47.	Electric unit heaters are included for supplemental heat at lobbies, vestibules, trash rooms, ect.
48.	Testing and balancing of mechanical equipment is included. Commissioning is excluded.
49.	Vapor mitigation is included at 1st level slab on grade. (VE #D22.1)

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Bridgewater Bank Corporate Center Clarifications

Division 26 – Electrical

50.	Design/Build HVAC is included per Emanuelson Podus Schematic Design Narrative dated 5‑18‑18 and per applicable codes.
51.	Rough-in of electric vehicle charging stations are included at (13) locations. Funish and installation of charging units is included at (2) locations.
52.	Lightning protection is included.
53.	Low voltage rough-in is included.

Division 31 – Earthwork

54.

Temporary earth retention is included along Monterey and along the existing Bridgewater Bank as required to complete construction activities.  Temporary earth retention for installation of the north entry retaining wall is excluded.  Further existing structure investigation will be needed to confirm constructability.

55.	Contaminated and debris laden soil disposal is excluded. Cost for hauling and disposal is $26/TN.
56.	Aggregate pier design and installation is included as indicated on structural sheets S090 and S091.

Division 32 – Exterior improvements

57.

Standard gray concrete sidewalks are included at all areas per Site Plan C2.0.  Colored concrete is included at the Art Pavillion area.  Site pavers as indicated on L100 Site and Amenity Landscape plans are excluded.

58.	Interior bike racks are included as Dero Ultra Spac Saver Squared.
59.	Exterior bike racks are included as Dero Hoop.
60.	Streetlife Solid Skirt benches are included as indicated on L100 Site and Amenity Landscape plans.
61.	2nd floor amenity deck turf is included.
62.	2nd floor amenity deck grill station is included.
63.	42” high three rail commercial grade ornamental steel fence is included as indicated at retaining wall locations.

Division 33 – Utilities

64.	n/a

Allowances:

1.	Division 3 – Concrete
a.	Winter Condtions: $300,000 (labor/material)
2.	Division 5 – Metals

b.Parking Garage Screening System: $169,645 (labor/material)

3.	Division 32 – Exterior Improvements

c.Turf on 2nd floor anenity deck: $8,940

d.Grill station on 2nd floor amenity deck: $20,000

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Bridgewater Bank Corporate Center Clarifications

Exclusions:

1.	Vibration monitoring.
2.	Rock excavation.
3.	Underpinning of the existing car wash foundation.
4.	Bird deterrent spikes.
5.	Waterproofing of the existing Bridgewater Bank foundation.
6.	Traffic coating and/or sealer in the parking areas.
7.	Flooring
8.	Intumescent paint.
9.	Interior painting of shell areas.
10.	Interior patining of garage areas.
11.	Interior finishes and fixtures. (VE #D9.1)
12.	Water softener.
13.	Building automation temperature control system.
14.	Comissioning of mechanical equipment.
15.	Furnish and install of VAV boxes for roof top units.
16.	Distributed Attenna System.
17.	Illuminated handrail is excluded.
18.	SAC and WAC Charges. (per addendum 2)
19.	Building Permit Fees. (per addendum 2)
20.	Builders Risk Insurance. (per addendum 2)
21.	Performance and Payment Bond. (per addendum 2)
22.	Hazardous material removal and abatement from existing buildings and site. (per addendum 2)
23.	Park dedication fees or other municipality fees. (per addendum 2)
24.	Xcel utility relocation. (per addendum 2)
25.	Testing and special inspections. (per addendum 2)
26.	Exterior tables, chairs, and booth seating. (per addendum 2)
27.	Art Pavillion Allownace. (per addendum 2)
28.	Signage. (per addendum 2)

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Bridgewater Bank Corporate Center St. Louis Park, MN

GMP Estimate

August 12, 2018

Construction Divisions	Cost per| GSF	Total Cost 6/26/2018
Division 1 - General Requirements	$8.15	$1,438,258
Division 2 - Existing Conditions	$1.04	$183,484
Division 3 - Concrete	$43.58	$7,689,812
Division 4 - Masonry	$8.80	$1,553,494
Division 5 - Metals	$5.09	$898,673
Division 6 - Wood & Plastics	$1.05	$185,364
Division 7 - Thermal & Moisture Protection	$15.68	$2,767,495
Division 8 - Openings	$6.35	$1,119,911
Division 9 - Finishes	$4.77	$841,033
Division 10 - Specialties	$0.24	$42,217
Division 11 - Equipment	$0.11	$18,920
Division 12 - Furnishings	$0.16	$27,920
Division 13 - Special Construction	$-	$-
Division 14 - Conveying Equipment	$2.00	$353,700
Division 21 - Fire Suppression	$1.35	$238,000
Division 22 - Plumbing	$3.33	$587,000
Division 23 - HVAC	$3.11	$549,500
Division 26 - Electrical	$6.79	$1,198,480
Division 31 - Earthwork	$6.07	$1,070,342
Division 32 - Exterior Improvements	$3.99	$703,216
Division 33 - Utilities	$1.29	$227,776
Division 34 - Transportation	$0.25	$43,940

Subtotal Construction Cost	$123.20	$21,738,535
Subcontractor Bonds		Excluded
Subtotal		$21,738,535
Building Permit		By Owner
Metropolitan Council SAC & WAC Charge(1 Unit Per Apt.)		By Owner
Subtotal		$21,738,535
Construction Escalation	0.00%	$-
Subtotal		$21,738,535
Const. Contingency	1.42%	$309,665
Subtotal		$22,048,200
Performance & Payment Bond		Excluded
RWC Owner’s Protective Liability Insurance		$10,000
Liability Insurances	0.72%	$158,747
Subtotal		$22,216,947
Contractor’s Fee	3.75%	$833,136
Total Construction Cost		$23,050,083

Building Square Footage		176,448
Cost pet SF		$130.63

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Mon 8/13/18

Bridgewater Bank Corporate Center

Preliminary Project Schedule

REUTERWALTON COMMERCIAL

ID	Name	Duration	Start	Finish
1	Building Permit Submission	0 days	Mon 6/25/18	Mon 6/25/18
2	Building Permit Review Period	35 days	Mon 6/25/18	Mon 8/13/18
3	Mobilization	0 days	Mon 9/10/18	Mon 9/10/18
4	Shop Drawings and Submittals	20 days	Tue 9/11/18	Mon 10/8/18
5	**Site Work**	**68 days**	**Mon 8/13/18**	**Thu 11/15/18**
6	Xcel Relocation Work	20 days	Mon 8/13/18	Mon 9/10/18
7	Demolition	10 days	Tue 9/11/18	Mon 9/24/18
8	Excavation / Temporary Earth Retention	35 days	Tue 9/25/18	Mon 11/12/18
9	Aggregate Piers	8 days	Tue 11/6/18	Thu 11/15/18
10	Utilities	20 days	Fri 10/19/18	Thu 11/15/18
11	**Building Concrete Foundations, Walls, Slabs & Decks**	**140 days**	**Fri 11/16/18**	**Thu 6/6/19**
12	Concrete Footings	20 days	Fri 11/16/18	Mon 12/17/18
13	Level P2: Concrete Walls	15 days	Tue 12/4/18	Mon 12/24/18
14	Concrete SOG	10 days	Wed 12/26/18	Wed 1/9/19
15	Level P1: PT Deck	20 days	Thu 1/10/19	Wed 2/6/19
16	Level P1: Concrete Walls	10 days	Thu 2/7/19	Wed 2/20/19
17	Level 1: PT Deck	15 days	Thu 2/21/19	Wed 3/13/19
18	Level 2: PT Deck	15 days	Thu 3/14/19	Wed 4/3/19
19	Level 3: PT Deck	15 days	Thu 4/4/19	Wed 4/24/19
20	Level 4: PT Deck	15 days	Thu 4/25/19	Wed 5/15/19
21	Roof: PT Deck	15 days	Thu 5/16/19	Thu 6/6/19
22	Foundation Waterproofing	10 days	Thu 4/25/19	Wed 5/8/19
23	Foundation Backfill	5 days	Thu 5/9/19	Wed 5/15/19
24	Horizontal Waterproofing	15 days	Thu 5/16/19	Thu 6/6/19
25	**Exterior Wall Construction**	**60 days**	**Thu 4/25/19**	**Fri 7/19/19**
26	Level 1: Steel Stud Framing	15 days	Thu 4/25/19	Wed 5/15/19
27	Level 2: Steel Stud Framing	15 days	Thu 5/16/19	Thu 6/6/19
28	Level 3: Steel Stud Framing	15 days	Fri 6/7/19	Thu 6/27/19
29	Level 4: Steel Stud Framing	15 days	Fri 6/28/19	Fri 7/19/19
30	MEP Rough-ins	45 days	Fri 6/7/19	Fri 8/9/19
31	**Envelope & Roofing**	**91 days**	**Fri 6/7/19**	**Tue 10/15/19**
32	Glazing	40 days	Fri 6/7/19	Fri 8/2/19
33	Stone	60 days	Fri 7/5/19	Fri 9/27/19
34	Metal Wall Panels	32 days	Fri 8/30/19	Tue 10/15/19
35	Roofing	10 days	Fri 6/7/19	Thu 6/20/19
36	Interior Finishes	20 days	Mon 8/12/19	Mon 9/9/19
37	Exterior Improvements	10 days	Mon 9/30/19	Fri 10/11/19
38	Substantial Completion	0 days	Fri 10/11/19	Fri 10/11/19

Half 2, 2018
Half 1, 2019
Half 2, 2019
M J J A S O N D J F M A M J J A S O N

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